EXHIBIT 99.1

REVOLVING CREDIT AGREEMENT

Dated as of June 7, 2012

by and among

CAI RAIL INC.
(as “Borrower”)

CAI INTERNATIONAL, INC.
(as “Guarantor”)

THE LENDERS LISTED ON SCHEDULE 1 HERETO

and

UNION BANK, N.A.
as Administrative Agent (the “Administrative Agent”) and
acting as Joint Lead Arranger (an “Arranger”) and Sole Bookrunner

and

U.S. BANK, NATIONAL ASSOCIATION
as Joint Lead Arranger (an “Arranger”) and as Syndication Agent (the “Syndication Agent”)

1	DEFINITIONS AND RULES OF INTERPRETATION		7

	1.1.	Definitions	7
	1.2.	Rules of Interpretation	32

2	THE SENIOR CREDIT FACILITY		33

	2.1.	Commitment to Lend	33
	2.2.	Commitment Fee	34
	2.3.	Reduction of Total Commitment	34
	2.4.	Evidence of Debt	34
	2.5.	Interest	35
	2.6.	Requests for Revolving Credit Loans	35
	2.7.	Conversion Options	36
	2.8.	Funds for Revolving Credit Loans	36
	2.9.	Change in Borrowing Base	38
	2.10.	Swing Line Loans	38
	2.11.	Delinquent Lenders	40

3	REPAYMENT OF THE LOANS		42

	3.1.	Maturity	42
	3.2.	Mandatory Repayments of Revolving Credit Loans	42
	3.3.	Optional Repayments of Revolving Credit Loans and Swing Line Loans.	42

4	LETTERS OF CREDIT		43

	4.1.	Letter of Credit Commitments	43
	4.2.	Reimbursement Obligation of the Borrower	46
	4.3.	Letter of Credit Payments	47
	4.4.	Obligations Absolute	48
	4.5.	Role of Issuer	49
	4.6.	Letter of Credit Fees	49
	4.7.	Cash Collateral	50
	4.8.	Conflict with Issuer Documents	50
	4.9.	Letters of Credit Issued for Subsidiaries	50
	4.10.	Replacement of L/C Issuer	50

5	CERTAIN GENERAL PROVISIONS		51

	5.1.	Fees	51
	5.2.	Funds for Payments	51
	5.3.	Computations	52
	5.4.	Inability to Determine Eurodollar Rate	52
	5.5.	Illegality	53
	5.6.	Additional Costs, etc	53
	5.7.	Capital Adequacy	54
	5.8.	Certificate	54
	5.9.	Indemnity	55

i

	5.10.	Interest After Default	55

6	COLLATERAL SECURITY AND GUARANTIES		55

	6.1.	Collateral Security and the Guarantors	55
	6.2.	Guaranties by CAI and Domestic Subsidiaries of Borrower	56
	6.3.	Release of Collateral	56

7	REPRESENTATIONS AND WARRANTIES		56

	7.1.	Corporate Authority	56
	7.2.	Governmental or Third Party Approvals	57
	7.3.	Title to Properties; Leases	57
	7.4.	Financial Statements and Projections	57
	7.5.	No Material Adverse Changes; No Disallowed Restricted Payments	58
	7.6.	Franchises, Patents, Copyrights, etc	58
	7.7.	Litigation	58
	7.8.	No Materially Adverse Contracts, etc	58
	7.9.	Compliance with Other Instruments, Laws, etc	58
	7.10.	Tax Status	58
	7.11.	No Event of Default	58
	7.12.	Investment Company Act	59
	7.13.	Absence of Financing Statements, etc	59
	7.14.	Perfection of Security Interest	59
	7.15.	Certain Transactions	59
	7.16.	Employee Benefit Plans	59
	7.17.	Use of Proceeds	60
	7.18.	Environmental Compliance	60
	7.19.	Subsidiaries, etc	61
	7.20.	Collection Accounts	61
	7.21.	Disclosure	61
	7.22.	Registration of Security Interest	61
	7.23.	Solvency	62
	7.24.	Insurance	62
	7.25.	Foreign Assets Control Regulations, Etc	62
	7.26.	Taxpayer Identification Number	62
	7.27.	Updates to Certain Schedules	62

8	AFFIRMATIVE COVENANTS		62

	8.1.	Punctual Payment	62
	8.2.	Maintenance of Office	63
	8.3.	Records and Accounts	63
	8.4.	Financial Statements, Certificates and Information	63
	8.5.	Notices	65
	8.6.	Legal Existence; Maintenance of Properties	66
	8.7.	Insurance	67
	8.8.	Taxes	67
	8.9.	Inspection of Properties and Books, etc	67

	8.10.	Compliance with Laws, Contracts, Licenses, and Permits	68
	8.11.	Employee Benefit Plans	68
	8.12.	Use of Proceeds	68
	8.13.	Bank Accounts	68
	8.14.	Marking of Railcars	68
	8.15.	Registration of Railcars; Administrative Agent’s Lien	69
	8.16.	New Guarantors	69
	8.17.	Maintenance; Possession; Compliance with Laws	69
	8.18.	Intellectual Property; Operations Support Systems	70
	8.19.	Modification	70
	8.20.	Further Assurances	71

9	CERTAIN NEGATIVE COVENANTS		72

	9.1.	Restrictions on Indebtedness	72
	9.2.	Restrictions on Liens	73
	9.3.	Restrictions on Investments	75
	9.4.	Restricted Payments	76
	9.5.	Merger, Acquisitions and Consolidation; Disposition of Assets	76
	9.6.	Sale and Leaseback	77
	9.7.	Compliance with Environmental Laws	77
	9.8.	Employee Benefit Plans	77
	9.9.	Business Activities	78
	9.10.	Fiscal Year	78
	9.11.	Transactions with Affiliates	78
	9.12.	Negative Pledge Regarding Capital Stock of the Borrower	78
	9.13.	Commingling of Assets	78
	9.14.	No Change to Depreciation Policy	78

10	FINANCIAL COVENANTS		78

	10.1.	Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth	79
	10.2.	Minimum Fixed Charge Coverage Ratio	79
	10.3.	Utilization Ratio	79
	10.4.	Minimum Average Lease Tenor	79

11	CLOSING CONDITIONS		79

	11.1.	Loan Documents etc	79
	11.2.	Certified Copies of Governing Documents	79
	11.3.	Corporate or Other Action	79
	11.4.	Incumbency Certificate	79
	11.5.	Validity of Liens	80
	11.6.	Asset List; Perfection Certificates and UCC Search Results	80
	11.7.	Certificates of Insurance	80
	11.8.	Borrowing Base Report	80
	11.9.	Financial Condition	80
	11.10.	Opinions of Counsel	80
	11.11.	Payment of Fees	80

	11.12.	No Material Adverse Change	81

12	CONDITIONS TO ALL BORROWINGS		81

	12.1.	Representations True; No Event of Default	81
	12.2.	No Legal Impediment	81
	12.3.	Governmental Regulations	81
	12.4.	Proceedings and Documents	82
	12.5.	Borrowing Base Report	82
	12.6.	Borrowing Base Compliance	82
	12.7.	Security Agreement Supplement; List of Additional Railcars	82

13	EVENTS OF DEFAULT; ACCELERATION; ETC		82

	13.1.	Events of Default and Acceleration	82
	13.2.	Termination of Commitments	85
	13.3.	Remedies	85
	13.4.	Distribution of Collateral Proceeds	85

14	THE ADMINISTRATIVE AGENT		86

	14.1.	Authorization	86
	14.2.	Employees and Administrative Agents	87
	14.3.	No Liability	87
	14.4.	No Representations	88
	14.5.	Payments	89
	14.6.	Holders of Revolving Credit Notes	90
	14.7.	Indemnity	90
	14.8.	Administrative Agent as Lender, etc	90
	14.9.	Resignation	90
	14.10.	Notification of Defaults and Events of Default	91
	14.11.	Duties in the Case of Enforcement	91
	14.12.	Administrative Agent May File Proofs of Claim	92
	14.13.	Collateral and Guaranty Matters	92
	14.14.	Intercreditor and Collateral Arrangements	93

15	ASSIGNMENT AND PARTICIPATION		93

	15.1.	Conditions to Assignment	93

16	PROVISIONS OF GENERAL APPLICATIONS		96

	16.1.	Setoff	96
	16.2.	Expenses	97
	16.3.	Indemnification	98
	16.4.	Treatment of Certain Confidential Information	99
	16.5.	Survival of Covenants, Etc	99
	16.6.	Notices	100
	16.7.	Governing Law	101
	16.8.	Headings	102

	16.9.	Counterparts	102
	16.10.	Entire Agreement, Etc	102
	16.11.	Waiver of Jury Trial	102
	16.12.	Consents, Amendments, Waivers, Etc	102
	16.13.	Severability	104
	16.14.	USA PATRIOT Act Notice	104

17	GUARANTY		104

	17.1.	Guaranty	104
	17.2.	Rights of Lenders	105
	17.3.	Certain Waivers	105
	17.4.	Obligations Independent	105
	17.5.	Subrogation	105
	17.6.	Termination; Reinstatement	106
	17.7.	Subordination	106
	17.8.	Stay of Acceleration	106
	17.9.	Condition of Borrower	106

18	ACKNOWLEDGEMENT		106

v

Exhibits

Exhibit A	Form of Borrowing Base Report
Exhibit B	Form of Revolving Credit Note
Exhibit C	Form of Loan Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Swing Line Loan Notice
Exhibit G	Form of Guaranty

Schedules

Schedule 1	Lenders and Commitments
Schedule 7.3	Title to Properties; Leases
Schedule 7.7	Litigation
Schedule 7.15	Certain Transactions
Schedule 7.19(a)	Subsidiaries
Schedule 7.19(b)	Joint Ventures
Schedule 7.20	Bank Accounts
Schedule 9.1	Existing Indebtedness
Schedule 9.2	Existing Liens
Schedule 9.3	Existing Investments
Schedule 16.6.1	Certain Addresses for Notices

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT is made as of June 7, 2012, by and among CAI RAIL INC., a Delaware corporation having its principal place of business at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105 (the “Borrower”), CAI INTERNATIONAL, INC., a Delaware corporation and successor by merger to Container Applications International, Inc., a Nevada corporation, having its principal place of business at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105 (“CAI” or the “Guarantor”), the lending institutions from time to time listed on Schedule 1 hereto (the “Lenders”), UNION BANK, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”), and acting as a joint lead arranger and as sole bookrunner, U.S. BANK, NATIONAL ASSOCIATION, as syndication agent for itself and the other Lenders (in such capacity, the “Syndication Agent”) and as a joint lead arranger.

RECITALS

WHEREAS, the Borrower is engaged in the owning and leasing of railcars and activities incidental thereto; and

WHEREAS, the Borrower has requested that the Lenders provide a revolving loan facility and, subject to and upon the terms set forth herein, the Lenders are willing to make available to the Borrower the revolving loan facility set forth herein;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.           DEFINITIONS AND RULES OF INTERPRETATION.

1.1.           Definitions.  The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Credit Agreement referred to below:

AAR.  The Association of American Railroads and any successor association or associations.

Account Control Agreement.  An account control agreement, in form and substance satisfactory to the Administrative Agent, by and among (i) the Borrower or relevant Guarantor, (ii) the relevant financial institution maintaining a Collection Account on behalf of the Borrower or relevant Guarantor, (iii) the Administrative Agent for the benefit of the Secured Parties and (iv) any other parties thereto (if any).

Accounts Receivable.  All accounts (as defined in the Uniform Commercial Code) and rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

Accumulated Depreciation.  With respect to any Eligible Railcar as of the date of determination, an amount equal to the aggregate amount of depreciation expense recorded with respect to such Eligible Railcar since the date of original acquisition by the Borrower, according to the Borrower’s depreciation policy as determined in accordance with GAAP.

Administrative Agent’s Office.  The Administrative Agent’s office located at 200 Pringle Avenue, Suite 500, MC 1-714-561, Walnut Creek, CA  94596, or at such other location as the Administrative Agent may designate from time to time.

Administrative Agent.  Union Bank, N.A., acting as administrative agent for the Lenders, and each other Person appointed as the successor Administrative Agent in accordance with §14.9.

Administrative Agent’s Special Counsel.  SNR Denton US LLP or such other counsel as may be approved by the Administrative Agent.

Administrative Questionnaire.  An Administrative Questionnaire in a form supplied by the Administrative Agent.

Affiliate.  With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agent Parties.  See §16.6.3.

Aggregate Fair Market Value.  As of any date of determination, the sum of the Fair Market Values of all Eligible Railcars.

Aggregate Indebtedness.  As of any date of determination, an amount equal to the sum of (i) the outstanding principal amount of all Revolving Credit Loans as of such date, (ii) the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, and (iii) the outstanding principal amount of all Swing Line Loans.

Applicable Margin.  (i) With respect to the period from the Closing Date to (but excluding) the date that is the six-month anniversary of the Closing Date, percentages per annum set forth in Level I in the chart immediately below; and (ii) on and following the date that is the six-month anniversary of the Closing Date, the percentages per annum set forth in Level I, Level II, Level III or Level IV in the chart immediately below, as applicable based upon the ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to §8.4(d):

Level	Ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth	Eurodollar Rate Loans	Base Rate Loans	Commitment Fee	Letter of Credit Fees
I	> 2.5x	2.25%	1.25%	0.30%	2.25%
II	≤ 2.5x and > 2.0x	2.00%	1.00%	0.25%	2.00%
III	≤ 2.0x and > 1.50x	1.75%	0.75%	0.25%	1.75%
IV	≤ 1.50x	1.50%	0.50%	0.20%	1.50%

Any increase or decrease in the Applicable Margin resulting from a change in the ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to §8.4(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such §, then, upon the request of the Required Lenders, Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding the foregoing to the contrary, in the event either the Borrower or the Administrative Agent determines, in good faith, that the calculation of the ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth on which the Applicable Margin for any particular period was determined is inaccurate and, as a consequence thereof, the Applicable Margin was lower or higher than it should have been, (i) the Borrower shall promptly deliver (but in any event within ten (10) Business Days after the Borrower discover such inaccuracy or the Borrower is notified by the Administrative Agent of such inaccuracy, as the case may be) to the Administrative Agent correct financial statements for such period (and if such financial statements are not accurately restated and delivered within thirty (30) days after the first discovery of such inaccuracy by the Borrower or such notice, as the case may be, and the Applicable Margin was lower than it should have been, then Level I shall apply retroactively for such period until such time as the correct financial statements are delivered and, upon the delivery of such corrected financial statements, thereafter the corrected Level shall apply for such period), (ii) the Administrative Agent shall determine and notify the Borrower of the amount of interest that would have been due in respect of outstanding Obligations, if any, during such period had the Applicable Margin been calculated based on the correct ratio of Consolidated Funded Debt to Consolidated Tangible Net Worth (or, to the extent applicable, the Level I Applicable Margin if such corrected financial statements were not delivered as provided herein) and (iii) the Borrower shall promptly pay to the Administrative Agent the difference, if any, between that amount and the amount actually paid in respect of such period. The foregoing notwithstanding shall in no way limit the rights of the Administrative Agent or the Lenders to exercise their rights to impose the rate of interest applicable during an Event of Default as provided herein.

Applicable Pension Legislation.  At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to any Loan Party or any of its Subsidiaries.

Appraisal Date.  The following dates: (i) the date that is the 6-month anniversary of the Closing Date and (ii) each annual anniversary of the Closing Date occurring prior to the Maturity Date.

Approved Fund.  Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger.  Each of Union Bank, N.A., in its capacity as joint lead arranger, and U.S. Bank, National Association, in its capacity as joint lead arranger.

Assignee Group.  Two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption.  An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by §15.1.1), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

Auto-Extension Letter of Credit.  See §4.1.6.

Balance Sheet Date.  December 31, 2011.

Base Rate.  For any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, and (b) the Reference Rate.

Base Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

Borrower.  As defined in the preamble hereto.

Borrower Materials.  See §8.4.

Borrowing Base.  At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders pursuant to §8.4(f) which is equal to the product of (x) eighty percent (80.00%) and (y) an amount equal to the excess of (x) the sum of the then Net Book Values of all Eligible Railcars, over (y) the Excess of Unassignable Leases Amount.

Borrowing Base Deficiency.  The condition that will exist on any day if the Aggregate Indebtedness exceeds the Borrowing Base; if used in a quantitative context, the term shall mean the amount of such excess.

Borrowing Base Report.  A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit A hereto.

Business Day.  Any day on which banking institutions in San Francisco, California, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

CAI.  See Introductory Paragraph.

Capital Assets.  Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures.  Amounts paid or Indebtedness incurred by any Loan Party or any of its Subsidiaries in connection with (i) the purchase or lease by any Loan Party or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by any Loan Party or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

Capitalized Leases.  Leases under which any Loan Party or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Capital Stock.  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Collateralize.  To pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Exposure, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

Cash Management Agreement.  Any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

CERCLA.  See §7.18(b).

Change in Law.  The occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority having jurisdiction over any applicable Lender(s) or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

Change of Control.  An event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty percent (30%) or more of the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of CAI cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)           any Person or two or more Persons acting in concert, other than one or more of the Equity Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of CAI, or control over the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing thirty percent (30%) or more of the combined voting power of such securities;

(d)           a “change of control” or any comparable term under any other document or instrument evidencing Indebtedness shall have occurred; or

(e)           any event or series of events by which CAI shall own, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of Borrower.

Closing Date.  The first date all the conditions precedent in §11 (other than the conditions described in §11.13) are satisfied or waived and any Revolving Credit Loans are to be made or any Letters of Credit are to be issued hereunder.

Code.  The Internal Revenue Code of 1986.

Collateral.  All assets of the Borrower and each Guarantor that is a Domestic Subsidiary of the Borrower that is subject to the Liens created by the Security Documents.  For the avoidance of doubt, Collateral shall include, without limitation, all Eligible Railcars and all products and proceeds of the foregoing.

Collection Account.  Any bank account (including any deposit account or securities account) which is (i) established with the Administrative Agent as the depositary bank or (ii) subject to an Account Control Agreement (or such other agreement(s) required under applicable law required) in favor of the Administrative Agent for the benefit of the Secured Parties and, in each case, which the Administrative Agent has a first priority perfected security interest in and Lien upon such bank accounts and the Collateral held therein.

Commitment.  With respect to each Revolving Credit Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender’s commitment to make Revolving Credit Loans to, to participate in the issuance, extension and renewal of Letters of Credit for the account of, and to purchase participations in Swing Line Loans made to, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

Commitment Fee.  See §2.2.

Commitment Percentage.  With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Revolving Credit Lenders.

Compliance Certificate.  See §8.4(d).

Consolidated or consolidated.  With reference to any term defined herein, shall mean that term as applied to the accounts of CAI and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated EBITDA.  With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of CAI and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (c) principal payments received by CAI or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

Consolidated EBITDAR.  With respect to any fiscal period of CAI and its Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period plus (b) consolidated rental expense on Rental Obligations for such fiscal period as determined in accordance with GAAP.

Consolidated Funded Debt.  At any time of determination, with respect to CAI and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of CAI and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by CAI or any of its Subsidiaries.

Consolidated Net Income (or Deficit).  The consolidated net income (or deficit) of CAI and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Operating Cash Flow.  With respect to any fiscal period of CAI and its Subsidiaries, an amount equal to (i) Consolidated EBITDAR for such fiscal period minus (ii) cash income taxes paid or payable in such fiscal period minus (iii) Restricted Payments made in cash during such fiscal period, all as determined in accordance with GAAP.

Consolidated Tangible Net Worth. As of any date of determination, for CAI and its Subsidiaries on a consolidated basis, Shareholders’ Equity of CAI and its Subsidiaries on such date minus the Intangible Assets of CAI and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Total Debt Service.  With respect to CAI and its Subsidiaries and for any Reference Period, the sum, without duplication, of (a) any and all repayments or prepayments of principal, during such period in respect of Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which CAI or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by CAI or any of its Subsidiaries, plus (b) Consolidated Total Interest Expense paid or payable in cash during such Reference Period, plus (c) consolidated rental expense on Rental Obligations for such period as determined in accordance with GAAP.

Consolidated Total Interest Expense.  For any period, the aggregate amount of interest required to be paid or accrued by CAI or any of its Subsidiaries during such period on all Indebtedness of CAI or such Subsidiary outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

Control.  The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

Conversion Request.  A notice given by the Borrower to the Administrative Agent of the Borrower’s election to convert or continue a Revolving Credit Loan in accordance with §2.7.

Credit Agreement or Agreement.  This Revolving Credit Agreement, including the Schedules and Exhibits hereto as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Debtor Relief Laws.  The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default.  See §13.1.

Defaulted Lease.  As of any date of determination, any Lease for which any regularly scheduled rental payment or other material payment (or portion thereof) owing pursuant to the terms of such Lease is not paid within ninety (90) days from the applicable due date.

Delinquent Lender.  Subject to §2.11.2, any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Revolving Credit Loans or participations in respect of Letters of Credit or Swing Line Loans, within three (3) Business Days of the date required to be funded by it hereunder, and such failure shall continue for two (2) Business Days, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, and such failure shall continue for two (2) Business Days, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Delinquent Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

Direct Finance Leases.  Leases pursuant to which any Person leases Equipment to a lessee and (a) the terms of such lease provide that title to such Equipment will pass to such lessee at the end of the lease term automatically or at the option of the lessee for no additional consideration or for consideration so nominal that the lessee would be economically compelled to exercise such option and (b) the interest component of the proceeds of such lease are booked on such Person’s financial statements as “Income from Direct Finance Leases.”

Distribution.  With respect to any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Person, other than dividends payable solely in shares of common stock of such Person; (b) the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of such Person, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); (c) the return of capital by such Person to its shareholders as such; or (d) any other distribution on or in respect of any shares of any class of Capital Stock of such Person.

Documentation Agent.  See Introductory Paragraph.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Domestic Subsidiary.  Any Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States.

Drawdown Date.  The date on which any Revolving Credit Loan or Swing Line Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with §2.7.

Eligible Assignee.  (a) A Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or the Borrower’s Affiliates or Subsidiaries or any competitor of the Borrower.

Eligible Railcar.  Any Railcar owned by the Borrower or any Guarantors that is a Domestic Subsidiaries of the Borrower:

(a)           which is subject to a first priority fully perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to (i) the filings described in §7.22, and (ii) the taking of all other steps necessary or reasonably requested by Administrative Agent in order to provide the Administrative Agent, on behalf of the Secured Parties, with a first priority perfected security interest in such Railcar under applicable law;

(b)           which is subject to no other Liens except Permitted Liens that are permitted pursuant to §§9.2.1(ii), (v), (ix) or (xi);

(c)           which is in a serviceable condition in the normal course of business and which complies with the provisions of §§8.14 and 8.17 hereof;

(d)           which has not suffered an Event of Loss;

(e)           which is not the subject of a finance or trade credit arrangement between the Borrower as obligor and a third party obligee but is owned by the Borrower or such Guarantor outright;

(f)            in the case of any Railcar that is an intermodal car or auto rack, the Net Book Value of which, when added to the sum of the Net Book Values of all Eligible Railcars that are intermodal cars or auto racks, does not either (x) cause the Net Book Value of intermodal cars to exceed an amount equal to twenty percent (20%) of the Aggregate Net Book Value or (y) cause the Net Book Value of auto racks to exceed an amount equal to twenty percent (20%) of the Aggregate Net Book Value;

(g)           as to which, if subject to a Defaulted Lease, either (i) one of the Loan Parties has recovered possession of such Railcar or (ii) fewer than one hundred eighty one (181) days have elapsed since the date on which such Lease became a Defaulted Lease;

(h)           which is (i) located in the United States or Canada or (ii) (x) on lease to a lessee that has an unsecured debt rating of investment grade by a national statistical rating organization (as defined in rules promulgated by the Securities and Exchange Commission) or is a railway company classified by the AAR as a Class 1 Railroad based on the criteria established by AAR from time to time and (y) located in Mexico; and

(i)            with respect to which the Borrower has good title.

Employee Benefit Plan.  Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

Environmental Laws.  See §7.18(b).

EPA.  See §7.18(c).

Equipment.  Transportation equipment, including containers, rail cars and other revenue-generating assets involved in the lines of business permitted pursuant to §9.10.

Equity Investors.  Mr. Hiromitsu Ogawa, members of his immediate family and trusts established for the benefit of Mr. Hiromitsu Ogawa and members of his immediate family, and senior executives of the Loan Parties.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate.  Any Person which is treated as a single employer with the Borrower or any of the Guarantors under §414 of the Code.

ERISA Event.  (a) An ERISA Reportable Event with respect to a Guaranteed Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Guaranteed Pension Plan subject to §4063 of ERISA during a plan year in which it was a substantial employer (as defined in §4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under §4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of an Employee Benefit Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Guaranteed Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under §4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under §4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Eurodollar Base Rate.  See definition of Eurodollar Rate.

Eurodollar Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

Eurodollar Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

Eurodollar Rate.

(a)           For any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate	=	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

Eurodollar Base Rate.  For such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Rate Loan comprising part of such borrowing would be offered to the Administrative Agent in the London interbank market at approximately 12:00 noon, London time, on the date that is two (2) Business Days prior to the beginning of such Interest Period.

Eurodollar Reserve Percentage.  For any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Eurodollar Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

Event of Default.  See §13.1.

Event of Loss.  With respect to any Railcar, the occurrence of any of the following events:

(a)           total loss or destruction thereof (including without limitation if any such Railcar is classified as lost or destroyed pursuant to (x) Rule 107 of the Rules of Interchange of the AAR or (y) §8.19.1);

(b)           theft or disappearance thereof without recovery within sixty (60) days after such theft or disappearance becomes known to the Borrower or any Guarantor;

(c)           damage rendering such Railcar unfit for normal use and beyond repair at reasonable cost; and

(d)           any condemnation, seizure, forced sale or other taking of title to or use of any such Railcar.

Excess of Unassignable Leases Amount.  As of any date of determination, an amount equal to the excess of (x) the sum of the then Net Book Values of all Eligible Railcars that are then subject to a lease agreement that either (i) prohibits a collateral assignment of such lease agreement to the Administrative Agent, on behalf of the Secured Parties, or (ii) requires the consent of the related Lessee or other Persons to any such collateral assignment and, in either case, such prohibition has not been waived or consent to such collateral assignment obtained, over (y) an amount equal to the product of (A) twenty percent (20%) and (B) an amount equal to the sum of the then Net Book Values of all Eligible Railcars.

Excluded Intercompany Obligations.  Payments owing by the Borrower to CAI arising in the ordinary course of business that represent either (a) payments of net operating income that are distributable to third party owners of Railcars and the associated leases, or (b) reimbursement of ordinary and necessary operating expenses of the Borrower previously paid by CAI on behalf of the Borrower.

Excluded Subsidiary.  Any Subsidiary of CAI that (a) is not a Loan Party and is not required to become a Loan Party under §8.16, (b) does not participate in any cash management or other arrangements under which any of its revenues, collections or payables are commingled with any assets of CAI, Borrower or any Securitization Entity or under which CAI provides cash management or other services supporting the collection of its revenues or payment of its expenses unless such services are provided on an arms-length basis and CAI is reimbursed for the market cost of such services, (c) has no Indebtedness or other obligations that are guaranteed or secured by any assets of any Loan Party and (d) has provided to the Administrative Agent evidence of the foregoing satisfactory to the Administrative Agent.

Fair Market Value.  With respect to any Railcar, the opinion of an appraiser acceptable by the Administrative Agent and the Borrower as set forth in a desk top appraisal (i.e., an appraisal without a physical inspection of such Railcar), of the underlying economic value of such Railcar, in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of such Railcar’s “highest and best use,” such Railcar model’s historical trend of values and such appraiser’s projection of value trends, presuming an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Federal Funds Rate.  For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Union Bank on such day on such transactions as determined by the Administrative Agent.

Fee Letter.  The fee letter, dated as of the Closing Date, among the Borrower, the Administrative Agent and the Arranger, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Fronting Exposure. At any time there is a Delinquent Lender, (a) with respect to the L/C Issuer, such Delinquent Lender’s Commitment Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Delinquent Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Delinquent Lender’s Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Delinquent Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

Fund.  Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP or generally accepted accounting principles.  (a) When used in §10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practices of each of the Borrower and CAI reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of each of the Borrower and CAI adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

Governing Documents.  With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority.  Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Guaranteed Obligations.  See §17.1.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the any Loan Party or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors.  Collectively, each of (a) CAI with respect to its Guaranty under Article XVII, and (b) each direct or indirect Domestic Subsidiary of the Borrower which is required to become a Guarantor pursuant to §8.16 hereof.

Guaranty.  Collectively, (i) (x) the guaranty made by CAI under Article XVII and (y) any guaranty, substantially in the form of Exhibit G hereto, from time to time delivered in connection with this Agreement (including §8.16 hereof) or any other Loan Document, pursuant to which any other guarantor guarantees to the Secured Parties (or the Administrative Agent for the benefit of the Secured Parties) the payment and performance of the Obligations of the Borrower (collectively, the “Borrower Guaranties”), and (ii) any other guaranty from time to time delivered in connection with this Agreement or any other Loan Document, in each case, as the same may be amended, restated or otherwise supplemented from time to time.

Hazardous Substances.  See §7.18(c).

Honor Date. See §4.2.

Indemnitee.  See §16.3.

Indebtedness.  As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)           every obligation of such Person for money borrowed,

(b)           every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)           every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)           every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)           every obligation of such Person under any Capitalized Lease,

(f)            every obligation of such Person under any Synthetic Lease,

(g)           all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)           every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)            every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”), including the obligation of such Person under a Swap Contract or an Interest Rate Protection Agreement,

(j)            every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(k)           every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

(l)            all Rental Obligations of such Person;

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Intangible Assets. Assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs

Interest Payment Date.  (a) As to any Base Rate Loan (including any Swing Line Loan), the last Business Day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last Business Day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last Business Day of such Interest Period.

Interest Period.  With respect to any Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months (subject to availability from all Lenders); and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)           if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(B)           if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(C)           if the Borrower shall fail to give notice as provided in §2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

(D)           any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(E)           any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

Interest Rate Protection Agreement.  Any agreement entered into between the Borrower and the Administrative Agent, any of its Affiliates or any of the Lenders providing for an interest rate swap, cap, collar, or other interest rate hedging mechanism with respect to interest payable on Indebtedness.

Investments.  All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall not be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

IP Rights.  Collectively, all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

Issuer Documents.  With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower or in favor the L/C Issuer and relating to such Letter of Credit.

L/C Advance.  With respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage.

L/C Borrowing.  An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Loan.

L/C Exposure.  At any time, the sum of (a) the aggregate Maximum Drawing Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all Unpaid Reimbursement Obligations at such time.  The L/C Exposure of any Revolving Credit Lender at any time shall be its Commitment Percentage of the total L/C Exposure at such time.

L/C Issuer.  Union Bank, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

Lender Affiliate.  With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

Lenders.  Union Bank and the other lending institutions listed on Schedule 1 hereto as Revolving Credit Lenders and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §15, and, as the context requires, includes the Swing Line Lender and the L/C Issuer.

Letter of Credit.  See §4.1.1.

Letter of Credit Application.  See §4.1.1.

Letter of Credit Expiration Date.  The day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

Letter of Credit Fee.  See §4.6.

Letter of Credit Participation.  See §4.1.4.

Letter of Credit Sublimit.  An amount equal to Ten Million Dollars ($10,000,000).  The Letter of Credit Sublimit is part of, and not in addition to, the Total Commitment.

Lien.  Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), charge or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing, the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

Loan Documents.  This Credit Agreement, the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, each Issuer Document, any Guaranty, the Fee Letter, the Security Documents and all other documents, instruments, agreements and certificates now or hereafter in connection with any of the foregoing or the transaction contemplated hereby.

Loan Parties.  The Borrower and the Guarantors.

Loan Request.  See §2.6.

Material Adverse Effect.  With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a)           a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Borrower, individually, or CAI and its Subsidiaries, taken as a whole;

(b)           a material adverse effect on the ability of the Loan Parties and their Subsidiaries, taken as a whole, to perform the Obligations under any of the Loan Documents to which any is a party; or

(c)           any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

Material Subsidiary.  A Subsidiary of CAI which (x) owns assets in excess of 10.00% of the book value of the total assets of CAI and its Subsidiaries or (y) has revenues in excess of 10.00% of the total revenues of CAI and its Subsidiaries.

Maturity Date.  June 7, 2015.

Maximum Drawing Amount.  The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced or increased from time to time pursuant to the terms of the Letters of Credit.

Modification.  As defined in §8.19.2.

Moody’s.  Moody’s Investors Services, Inc.

Multiemployer Plan.  Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate.

Net Book Value.  With respect to any Eligible Railcar, as the case may be, as of the date of determination, an amount equal to the Original Cost of such Eligible Railcar less the Accumulated Depreciation of such Eligible Railcar as of the last day of the month immediately preceding such date of determination.

Non-Extension Notice Date.  See §4.1.6.

Non-Severable Modification.  Any modification or improvement to a Railcar not required pursuant to §8.19.1 that is not readily removable without impairing the value, utility or useful life of such Railcar immediately prior to such modification, other than in a de minimis nature.

Obligations.  All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Interest Rate Protection Agreement, any Swap Contract or any Cash Management Agreement entered into with any Lender or the Administrative Agent (or Affiliates thereof) or any of the Revolving Credit Loans or Swing Line Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any of the foregoing.

Original Cost.  With respect to any Railcar, (x) the basic purchase price therefore expressed in Dollars as invoiced by the supplier or seller of such Railcar to the Borrower plus (y) any related shipping, inspection, titling, and positioning costs and charges as invoiced, plus any other taxes or charges relating to the acquisition of such Railcar, as determined in accordance with GAAP and the Borrower’s policies.  Notwithstanding the foregoing the amount set forth in clause (y) for any Railcar shall not exceed five percent (5%) of the amount in clause (x) for such Railcar.

outstanding or Outstanding.  With respect to the Revolving Credit Loans or Swing Line Loans, the aggregate unpaid principal thereof as of any date of determination.

Participant.  See §15.1.4.

PBGC.  The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

PCAOB.  The Public Company Accounting Oversight Board.

Perfection Certificate.  The Perfection Certificate as defined in the Security Agreement.

Permitted Acquisitions.  Any acquisition by any Loan Party or Subsidiary thereof, whether by purchase, merger or otherwise, of all or substantially all of the assets of, the Capital Stock of, or a business line or unit or a division of, any Person; provided that:

(i)             immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)            all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable approvals of Governmental Authorities;

(iii)           such acquisition shall be consensual and shall have been approved by the board of directors of such Person;

(iv)           in the case of the acquisition of Capital Stock, the issuer of such Capital Stock shall become a Subsidiary of a Loan Party immediately after consummation of the applicable transaction, and such Loan Party shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary (or as of such later date as the Administrative Agent shall consent), the actions required to be taken, if any, under §8.16 or the Borrower shall include a certification in the certificate referenced in clause (vii) below that such new Subsidiary does not need to become a Guarantor in order to maintain compliance with §8.16;

(v)           on a pro forma basis after giving effect to such acquisition, each Loan Party is in compliance with the financial covenants contained in §10 applicable to such Loan Party for the period immediately prior to the making of such acquisition and during the twelve (12) month period immediately following the making of such acquisition;

(vi)           any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business permitted pursuant to §9.10 and activities related thereto;

(vii)          the Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the Responsible Officer of the Borrower certifying that the conditions set forth in clauses (i) through (vi) above are satisfied (which certificate shall attach supporting projections, information and calculations with respect to the requirements set forth in clause (v) above (all based on fair and reasonable projections of the financial performance of the Loan Parties and Subsidiaries thereof)); and

(viii)         the total cash and noncash consideration (including the fair market value of all Capital Stock issued or transferred to the sellers thereof, all earnouts and other contingent payment obligations to the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of Indebtedness, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such acquisition or purchase, so long as any Revolving Credit Loans or Commitments are outstanding, shall not exceed $10,000,000 for any single acquisition or purchase or series of related acquisitions or purchases.

Permitted Liens.  Liens permitted by §9.2.

Permitted Lease.  As defined in §8.17(c).

Permitted Securitization.  Any secured lending facility entered into by a Securitization Entity after the Closing Date solely for the purpose of purchasing or financing assets of CAI or any of its Subsidiaries (including the Borrower), provided that (i) any Indebtedness incurred in connection with such facility is non-recourse to CAI and all of its Subsidiaries (other than the Securitization Entity) and their respective assets, (ii) such Securitization Entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to such facility, (iii) other than the initial Investment in such Securitization Entity, CAI and its Subsidiaries (including the Borrower) are not required to make additional Investments in such Securitization Entity, (iv) CAI and its Subsidiaries do not have any material contract, agreement, arrangement or understanding with such Securitization Entity other than on terms no less favorable (in the aggregate) to such Person (as determined in good faith by such Person’s Chief Financial Officer) than those that might be obtained at that time from Persons that are not Affiliates of CAI, and (v) CAI and its Subsidiaries (including the Borrower) have no obligation to maintain such Securitization Entity’s financial condition or cause such Securitization Entity to achieve certain levels of operating results other than any obligation of such Person as an equipment manager with respect to such Securitization Entity.

Person.  Any individual, corporation, limited liability company, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Platform.  See §8.4.

Railcars.  The railcars owned or leased by the Borrower or any of the Guarantors who are Domestic Subsidiaries of the Borrower and employed by the Borrower or any of the Guarantors who are Domestic Subsidiaries of the Borrower in the conduct of their business, including, without limitation, boxcars, gondolas, covered hoppers, open top hoppers, auto racks, flatcars, intermodal cars and other general purpose railcars, but excluding tank cars designated for hazardous cargo.

RCRA.  See §7.18(b).

Real Estate.  All real property at any time owned or leased (as lessee or sublessee) by any Loan Party or any of its respective Subsidiaries.

Reference Period.  As of any date of determination with respect to any Person, the period of four (4) consecutive fiscal quarters of such Person and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

Reference Rate.  The Reference Rate shall mean the per annum rate of interest announced by the Administrative Agent from time to time at its corporate headquarters as its “Reference Rate.”  The Reference Rate is an index rate determined by the Administrative Agent from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by the Administrative Agent at any given time.  Any change in the Reference Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

Register.  See §15.1.3.

Reimbursement Obligation.  The Borrower’s obligation to reimburse the Administrative Agent and the relevant Lenders on account of any drawing under any Letter of Credit as provided in §4.2.

Related Parties.  With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Rental Obligations.  All present or future obligations of any Loan Party or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to CAI or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Equipment having an aggregate value of, in the case of CAI, less than Five Million Dollars ($5,000,000) for all such agreements or, in the case of the Borrower and its Subsidiaries, less than Two and One-Half Million Dollars ($2,500,000) for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of CAI or its Subsidiary to pay rent thereunder is limited to a pass-through of net rental amounts received by CAI or its Subsidiaries from a sublessee of container equipment under such transaction (“net sublease rentals”), so that if there are no net sublease rental amounts received by CAI or its Subsidiaries from a sublessee then CAI or its Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the business of any Loan Party or any of its Subsidiaries shall not be deemed a Rental Obligation hereunder. For purposes of this Credit Agreement, the aggregate amount of Rental Obligations of CAI and its Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate of nine percent (9.00%) per annum, of the future Rental Obligations of such Person.

Required Lenders.  As of any date, (i) if there shall only be one Lender, then the “Required Lenders” shall mean such Lender, and (ii) if there shall be more than one Lender, then the “Required Lenders” shall mean two (2) or more Lenders holding, in aggregate, Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Revolving Credit Exposures and unused Commitments, in each case, at such time; provided that the Commitment of, the portion of the Revolving Exposures held or deemed held by, any Delinquent Lender shall be excluded for purposes of making a determination of Required Lenders.

Required Modification.  As defined in §8.19.1.

Responsible Officer.  The chief executive officer, president or chief financial officer of the Borrower.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

Restricted Payment.  In relation to CAI and its Subsidiaries, any (a) Distribution or (b) payment or prepayment by CAI or its Subsidiaries to (i) CAI’s or any Subsidiary’s shareholders (or other equity holders), in each case, other than to the Borrower, or (ii) any Affiliate of the Borrower or any Subsidiary or any Affiliate of Borrower’s or such Subsidiary’s shareholders (or other equity holders), in each case, other than to the Borrower.

Revolving Credit Exposure.  With respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans and its L/C Exposure and Swing Line Exposure at such time.

Revolving Credit Lender.  Each Lender with a Commitment or, following termination of the Commitments, which has Revolving Credit Loans outstanding or participations in an outstanding Letter of Credit or Swing Line Loan and any other Person who becomes an assignee of rights and obligations of a Revolving Credit Lender.

Revolving Credit Loans.  Revolving credit loans made or to be made by the Revolving Credit Lenders to the Borrower pursuant to §2.

Revolving Credit Note Record.  The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

Revolving Credit Notes. See §2.4.

SARA.  See §7.18(b).

Secured Parties.  Collectively, the Administrative Agent, the Lenders, the Swing Line Lender, any other holder from time to time of Obligations, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to §14, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

Securitization Entity.  A special purpose bankruptcy-remote corporation, partnership, trust, limited liability company or other business entity that is owned directly or indirectly at least seventy-five percent (75%) by CAI (or such lower percentage as may be requested by CAI and agreed to by the Required Lenders), for the sole and exclusive purpose of purchasing or financing assets of CAI or any of its Subsidiaries.

Security Agreement.  The Security Agreement, dated or to be dated as of the Closing Date, between the Borrower, each Guarantor that is a Domestic Subsidiary of Borrower and the Administrative Agent, and in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Security Documents.  The Security Agreement, all Account Control Agreements, all filings with the STB and all other agreements, instruments, filings, records, registrations and documents, including without limitation, Uniform Commercial Code financing statements (or the equivalent thereof in any applicable foreign jurisdiction) and the Perfection Certificates, (a) required to be executed or delivered pursuant to any Loan Document or §§8.13, 8.15 or 8.16 or (b) that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

Senior Revolving Credit Facility.  (i) That certain Second Amended and Restated Revolving Credit Agreement dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of February 26, 2008, Amendment No. 2 dated as of August 20, 2010, Amendment No. 3 dated as of June 27, 2011 and Amendment No. 4 dated as of April 10, 2012, as supplemented by those certain Notices Regarding Increase of Facility Amount and related documentation dated as of May 27, 2008, October 19, 2011 and January 25, 2012, as amended restated and otherwise expanded from time to time (including without limitation, increases in maximum Indebtedness that may be borrowed thereunder) among CAI and Container Applications Limited, as borrowers, Bank of America, N.A. and the other lending institutions from time to time party thereto, and Bank of America N.A. as administrative agent (the "BofA Revolving Credit Agreement"); and (ii) any revolving credit facility that may be entered into from time to time as a replacement for the BofA Revolving Credit Agreement (a "Replacement Revolving Credit Agreement") as such Replacement Revolving Credit Agreement may be amended, restated and otherwise expanded (including without limitation, increases in maximum Indebtedness that may be borrowed thereunder).

Severable Modification.  Any modification or improvement to a Railcar not required pursuant to §8.19.1 that is readily removable without impairing the value, utility or useful life of the Eligible Railcar immediately prior to such modification.

Shareholders’ Equity. As of any date of determination, consolidated shareholders’ equity of CAI and its Subsidiaries as of that date determined in accordance with GAAP.

S&P.  Standard & Poor’s Ratings Group.

Solvent.  With respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Staff Loan Program.  A program administered by CAI pursuant to which CAI makes loans to employees; provided, that the aggregate principal amount of loans outstanding at any time under such program shall not exceed $1,500,000, and that no more than an aggregate of $100,000 of which may be unsecured.

STB.  The Surface Transportation Board of the United States Department of Transportation or any successor agency thereto.

Subsidiary.  Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Swap Contract.  (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Swing Line.  The revolving credit facility made available by the Swing Line Lender pursuant to §2.10.

Swing Line Borrowing.  A borrowing of a Swing Line Loan pursuant to §2.10.

Swing Line Exposure.  At any time, the aggregate principal amount of all Swing Line Loans outstanding at such time.  The Swing Line Exposure of any Revolving Lender at any time shall be its Commitment Percentage of the total Swing Line Exposure at such time.

Swing Line Lender.  Union Bank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

Swing Line Loan.  See §2.10.1.

Swing Line Loan Notice.  A notice of a Swing Line Borrowing pursuant to §2.10.2, which, if in writing, shall be substantially in the form of Exhibit F.

Swing Line Sublimit.  An amount equal to Ten Million Dollars ($10,000,000).  The Swing Line Sublimit is part of, and not in addition to, the Total Commitment.

Syndication Agent.  See Introductory Paragraph.

Synthetic Lease.  Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  The Total Commitment on the Closing Date is Eighty-Five Million Dollars ($85,000,000).

Total Leverage Ratio.  As at any date of determination, the ratio of (a) Consolidated Funded Debt as at such date to (b) Consolidated EBITDAR for the Reference Period most recently ended; provided that in the event any Permitted Acquisition shall have been completed during such Reference Period, the Total Leverage Ratio shall be computed giving pro forma effect to such Permitted Acquisition as if it had been completed at the beginning of such Reference Period, using the actual results (as approved by the Administrative Agent) of the Person, assets or business unit being so acquired.

Type.  As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

Union Bank.  Union Bank, N.A., in its individual capacity.

Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, §4.2.

Utilization Rate.  As of any date of determination, the quotient obtained by dividing (x) the aggregate Net Book Value of all Eligible Railcars which are, as of such date of determination, subject to a lease that is not a Defaulted Lease, by (ii) the sum of the then Net Book Values of all Eligible Railcars.

Voting Stock.  Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

1.2.          Rules of Interpretation.

(a)           A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

(b)           The singular includes the plural and the plural includes the singular.

(c)           A reference to any law includes any amendment or modification to such law.

(d)           A reference to any Person includes its permitted successors and permitted assigns.

(e)           Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)           The words “include”, “includes” and “including” are not limiting.

(g)           All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.

(h)           Reference to a particular “§” refers to that section of this Credit Agreement unless otherwise indicated.

(i)            The words “herein”, “hereof’, “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

(j)            Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(k)           This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(l)            Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the “International Standby Practices 1998” (ISP) published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

2.           THE SENIOR CREDIT FACILITY.

2.1.          Commitment to Lend.

2.1.1.           Revolving Credit Loans.  Subject to the terms and conditions set forth in this Credit Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date until the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with §2.6, such sums denominated in Dollars as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Revolving Credit Lender’s Commitment minus such Revolving Credit Lender’s Commitment Percentage of (i) the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus (ii) the outstanding amount of Swing Line Loans, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time.  The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Lender’s Commitment Percentage.  Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth above and in §11 and §12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and §12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.  The Revolving Credit Loans advanced on the Closing Date shall be made by the Revolving Credit Lenders as Base Rate Loans, subject to conversion after the Closing Date in accordance with §2.7.

2.2.          Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the accounts of the Revolving Credit Lenders in accordance with their respective Commitment Percentages a commitment fee (the “Commitment Fee”) calculated at the rate per annum of the Applicable Margin with respect to the Commitment Fee as in effect from time to time on the actual daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans (excluding Swing Line Loans) during such calendar quarter.  The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter for such calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

2.3.          Reduction of Total Commitment.  The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by Five Hundred Thousand Dollars ($500,000) or an integral multiple thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated.  Promptly after receiving any notice of the Borrower delivered pursuant to this §2.3, the Administrative Agent will notify the Revolving Credit Lenders of the substance thereof.  Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Revolving Credit Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction.  No reduction or termination of the Commitments may be reinstated.  If, after giving effect to any reduction of the Total Commitments, the aggregate amount of the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Total Commitments, such Letter of Credit Sublimit or Swingline Sublimit, as applicable, shall be automatically reduced by the amount of such excess.

2.4.          Evidence of Debt.  (a)The Revolving Credit Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Revolving Credit Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note of the Borrower in substantially the form of Exhibit B hereto (each a “Revolving Credit Note”), which shall evidence such Lender’s Revolving Credit Loans in addition to such accounts or records.  Each Lender may attach schedules to its Revolving Credit Note(s) and endorse thereon the date, amount, interest rate and maturity of such Lender’s Revolving Credit Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.5.          Interest.  Except as otherwise provided in §5.10,

(a)           Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time; provided, however, in the event that the interest rate per annum applicable to Base Rate Loans is less than the Eurodollar Rate then applicable for an Interest Period of one month plus the Applicable Margin with respect to Eurodollar Rate Loans in effect at such time, each Revolving Credit Loan which is a Base Rate Loan shall bear interest at the rate per annum equal to the Eurodollar Rate then applicable for an Interest Period of one month plus the Applicable Margin with respect to Eurodollar Rate Loans in effect at such time.

(b)           Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

(c)           Each Swing Line Loan shall bear interest from the applicable Drawdown Date thereof at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time; provided, however, that in the event the interest rate per annum applicable to Swing Line Loans is less than the Eurodollar Rate then applicable for an Interest Period of one month plus the Applicable Margin with respect to Eurodollar Rate Loans in effect at such time, each Swing Line Loan shall bear interest at the rate per annum equal to the Eurodollar Rate then applicable for an Interest Period of one month plus the Applicable Margin with respect to Eurodollar Rate Loans in effect at such time.

The Borrower promises to pay interest on each Revolving Credit Loan made to it and each Swing Line Loan made to it in arrears on each Interest Payment Date with respect thereto.

2.6.          Requests for Revolving Credit Loans.  The Borrower shall give to the Administrative Agent written notice in the form of Exhibit C hereto of each Revolving Credit Loan requested hereunder (a “Loan Request”) no less than (a) two (2) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (b) four (4) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan.  Any Loan Request received by the Administrative Agent after 10:00 a.m., Pacific time, on any day shall be deemed to have been delivered on the next succeeding Business Day.  Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan.  Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof.  Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date.  Each Loan Request relating to a Base Rate Loan shall be in a minimum aggregate amount of Five Hundred Thousand Dollars ($500,000) and each Loan Request relating to a Eurodollar Rate Loan shall be in a minimum aggregate amount of One Million Dollars ($1,000,000).

2.7.          Conversion Options.

2.7.1.           Conversion to Different Type of Loan.  The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, Borrower shall give the Administrative Agent at least four (4) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage, as the case may be, of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be.  All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of at least $500,000, in the case of conversion to Base Rate Loans, and One Million Dollars ($1,000,000) in the case of conversion to Eurodollar Rate Loans.  Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by Borrower.  Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof.

2.7.2.           Continuation of Type of Loan.  A Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in §2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower’s account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto.  The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this §2.7 is scheduled to occur.

2.7.3.           Eurodollar Rate Loans.  Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than One Million Dollars ($1,000,000).  No more than ten (10) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

2.8.          Funds for Revolving Credit Loans.

2.8.1.           Funding Procedures.  Not later than 1:00 p.m., Pacific time, on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent’s Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Revolving Credit Loans.  Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders.

2.8.2.           Advances by Administrative Agent.  (a)The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender’s Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Revolving Credit Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s share of such Revolving Credit Loan.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)           A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under §§2.8.2(a) and (b) shall be conclusive, absent manifest error.

2.8.3.           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to §14.7 are several and not joint.  The failure of any Lender to make any Revolving Credit Loan, to fund any such participation or to make any payment under §14.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Credit Loans, to purchase its participation or to make its payment under §14.7.

2.9.          Change in Borrowing Base.  The Borrowing Base shall be calculated (based on the application of the formula contained in the definition of “Borrowing Base”) by the Borrower in connection with the delivery of each Loan Request and, in any case, no less frequently than monthly (and at such other intervals as may be specified pursuant to §8.4(f)) by reference to the Borrowing Base Report most recently delivered to the Lenders and the Administrative Agent and such other information obtained by, or provided to, the Administrative Agent.

2.10.        Swing Line Loans.

2.10.1.         The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this §2.10, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day from the Closing Date until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans of the Revolving Credit Lender acting as the Swing Line Lender, when aggregated with such Lender’s Commitment Percentage of the outstanding amount of Revolving Credit Loans plus such Lender’s Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (a) the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans (after giving effect to all amounts requested) shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time, and (b) the aggregate outstanding amount of the Revolving Credit Loans of any Lender, plus such Lender’s Commitment Percentage of the outstanding amount of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus such Lender’s Commitment Percentage of the outstanding amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this §2.10, prepay under §3.3, and reborrow under this §2.10.

2.10.2.         Borrowing Procedure.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable written request to the Swing Line Lender and the Administrative Agent.  Each such Swing Line Loan Notice must be appropriately completed and signed by a Responsible Officer of Borrower and received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., Pacific time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of a Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., Pacific time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of §2.10.1, or (B) that one or more of the applicable conditions specified in §§11 and 12 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., Pacific time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

2.10.3.        Refinancing of Swing Line Loans.  (a)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan which is a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Commitment Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Request for purposes hereof) and in accordance with the requirements of §§2.1 and 2.6, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Commitments and the conditions set forth in §12.  The Swing Line Lender shall furnish to the Borrower with a copy of the applicable Loan Request promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Loan Request available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m., Pacific time, on the day specified in such Loan Request, whereupon, subject to §2.10.3(b), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(b)           If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Loan in accordance with §2.10.3(a), the request for Base Rate Loan submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to §2.10.3(a) shall be deemed payment in respect of such participation.

(c)           If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this §2.10.3 by the time specified in §2.10.3(a), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.

(d)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this §2.10.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this §2.10.3 is subject to the conditions set forth in §12. No such funding or risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

2.10.4.        Repayment of Participations.  (4)At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Commitment Percentage of such payment in the same funds as those received by the Swing Line Lender.

(b)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender in connection with any bankruptcy or insolvency proceeding or otherwise (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

2.10.5.        Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this §2.10 to refinance such Lender’s Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender.

2.10.6.        Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.11.       Delinquent Lenders

2.11.1.         Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Delinquent Lender, then, until such time as that Lender is no longer a Delinquent Lender, to the extent permitted by applicable Law:

(a)           Waivers and Amendments. That Delinquent Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §16.12.

(b)           Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Delinquent Lender (whether voluntary or mandatory, at maturity, pursuant to §13 or otherwise, and including any amounts made available to the Administrative Agent by that Delinquent Lender pursuant to §16.1), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Delinquent Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Delinquent Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Delinquent Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Delinquent Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Delinquent Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Delinquent Lender as a result of that Delinquent Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Delinquent Lender as a result of that Delinquent Lender’s breach of its obligations under this Agreement; and eighth, to that Delinquent Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Delinquent Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in §12 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Delinquent Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Delinquent Lender. Any payments, prepayments or other amounts paid or payable to a Delinquent Lender that are applied (or held) to pay amounts owed by a Delinquent Lender or to post Cash Collateral pursuant to this §2.11.1(b) shall be deemed paid to and redirected by that Delinquent Lender, and each Lender irrevocably consents hereto.

(c)           Certain Fees. That Delinquent Lender (x) shall not be entitled to receive any Commitment Fee for any period during which that Lender is a Delinquent Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Delinquent Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in §4.6.

(d)           Reallocation of Commitment Percentages to Reduce Fronting Exposure. During any period in which there is a Delinquent Lender, for purposes of computing the amount of the obligation of each non-Delinquent Lender to acquire, refinance or fund participations in Swing Line Loans or Letters of Credit pursuant to §§2.10 and 4, the “Commitment Percentage” of each non-Delinquent Lender shall be computed without giving effect to the Commitment of that Delinquent Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Delinquent Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Delinquent Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Delinquent Lender minus (2) the aggregate outstanding amount of the Revolving Credit Loans of that Lender.

2.11.2.        Delinquent Lender Cure.  If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Delinquent Lender should no longer be deemed to be a Delinquent Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to §2.11.1(d)), whereupon that Lender will cease to be a Delinquent Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Delinquent Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Delinquent Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Delinquent Lender.

3.           REPAYMENT OF THE LOANS.

3.1.          Maturity.  The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of its respective Revolving Credit Loans and Swing Line Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and all other Obligations.

3.2.          Mandatory Repayments of Revolving Credit Loans.  If at any time the sum of the outstanding principal amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans exceeds the lesser of (i) the Total Commitment at such time, and (ii) the Borrowing Base at such time, then, in any case, the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application:  first, to any Unpaid Reimbursement Obligations; second, to the Swing Line Loans; third, to the Revolving Credit Loans; and fourth, to provide to the Administrative Agent Cash Collateral for Reimbursement Obligations as contemplated by §4.2(b) and (c).  Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the applicable Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each applicable Lender’s Revolving Credit Loan, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

3.3.          Optional Repayments of Revolving Credit Loans and Swing Line Loans.  (a)  The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this §3.3 may be made only on the last day of the Interest Period relating thereto unless breakage costs incurred by the relevant Lenders in connection therewith are paid by the Borrower in accordance with §5.9. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., Pacific time, at least two (2) Business Days’ prior written notice of any proposed prepayment pursuant to this §3.3 of Base Rate Loans, and four (4) Eurodollar Business Days’ prior written notice of any proposed prepayment pursuant to this §3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of relevant Revolving Credit Loans, the principal amount to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Periods of such Revolving Credit Loans. Each such partial prepayment of the applicable Revolving Credit Loans shall be in a principal amount of at least $200,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first, to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Administrative Agent’s option.  Each partial prepayment shall be allocated among the applicable Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender’s applicable Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

(b)           The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., Pacific time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

4.           LETTERS OF CREDIT.

4.1.          Letter of Credit Commitments.

4.1.1.           Commitment to Issue Letters of Credit.  (6)  Subject to the terms and conditions hereof, upon the execution and delivery by the Borrower of a letter of credit application on the L/C Issuer’s customary form (a “Letter of Credit Application”), the L/C Issuer on behalf of the Revolving Credit Lenders and in reliance upon the agreement of the Revolving Credit Lenders set forth in this §4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby letters of credit (individually, a “Letter of Credit”), in such form as may be requested from time to time by the Borrower, and agreed to by the L/C Issuer; provided, however, that, after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed the Letter of Credit Sublimit at any time, (ii) the sum of the outstanding principal amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, plus the outstanding amount of Swing Line Loans shall not exceed the lesser of (x) the Total Commitment at such time and (y) the Borrowing Base at such time.  Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the issuance or amendment so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit issued for the account of the Borrower or such Subsidiary that have expired or that have been drawn upon and reimbursed.

(b)           The L/C Issuer shall not issue any Letter of Credit, if:

(i)           Subject to §4.1.6, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(ii)          the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(c)           The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(i)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the L/C Issuer in good faith deems material to it;

(ii)          the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(iii)         such Letter of Credit is to be denominated in a currency other than Dollars;

(iv)         such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(v)          a default of any Revolving Credit Lender’s obligations to fund under §4.1.4. exists or any Revolving Credit Lender is at such time a Delinquent Lender hereunder, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to §2.11.1(d)) with respect to such Delinquent Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Exposure as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(d)           The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(e)           The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(f)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in §14 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in §14 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

4.1.2.           Procedures for the Issuance and Amendment of Letters of Credit.  (a) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., Pacific time, at least three (3) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.  Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(b)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent, Borrower or any Guarantor, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §§11 or 12 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or such Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(c)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

4.1.3.           Applicability of the ISP and Uniform Customs.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” (ISP) published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

4.1.4.           Reimbursement Obligations of Lenders.  Each Revolving Credit Lender severally agrees that it shall be absolutely and unconditionally liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent or circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever or (B) any other occurrence, event or condition, whether or not similar to any of the foregoing, to the extent of such Revolving Credit Lender’s Commitment Percentage, to reimburse the L/C Issuer through the Administrative Agent on demand for the amount of each draft paid by the L/C Issuer under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to §4.2 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).

4.1.5.           Participations of Lenders.  Each such payment made by a Revolving Credit Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower’s Reimbursement Obligation under §4.2 in an amount equal to such payment.  Each Revolving Credit Lender shall share in accordance with its participating interest in any interest which accrues pursuant to §4.2 and in any applicable security for such Reimbursement Obligation.

4.1.6.           Auto-Extension Letters of Credit.  If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that (i) any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than one (1) Business Day before the date (the “Non-Extension Notice Date”) in each such twelve-month period as agreed upon at the time such Letter of Credit is issued and (ii) any extension of a Auto-Extension Letter of Credit shall not extend the expiry date of such Letter of Credit to a date later than the Letter of Credit Expiration Date. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of §4.1.1(b) or (c) or otherwise), or (B) it has received notice (in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender, the Borrower or any Guarantor that one or more of the applicable conditions specified in §12 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

4.2.          Reimbursement Obligation of the Borrower.  In order to induce the L/C Issuer to issue, extend and renew each Letter of Credit and the Revolving Credit Lenders to participate therein, the Borrower shall reimburse or pay to the L/C Issuer, for the account of the L/C Issuer or (as the case may be) the Revolving Credit Lenders, with respect to each Letter of Credit issued, extended or amended by the L/C Issuer for the account of the Borrower or its Subsidiary hereunder, by not later than 11:00 a.m., Pacific time, on each date that any draft presented under such Letter of Credit is honored (the “Honor Date”) by the L/C Issuer, or the L/C Issuer otherwise makes a payment with respect thereto, (i) the amount paid by the L/C Issuer under or with respect to such Letter of Credit and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the L/C Issuer or any Lender in connection with any payment made by the L/C Issuer or any Lender under, or with respect to, such Letter of Credit.  In addition, (x) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, the Borrower shall reimburse or pay to the L/C Issuer, for the account of the L/C Issuer or (as the case may be) the Revolving Credit Lenders, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the L/C Issuer as Cash Collateral for all Reimbursement Obligations, and (y) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with §13, the Borrower shall reimburse or pay to the L/C Issuer, for the account of the L/C Issuer or (as the case may be) the Revolving Credit Lenders, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the L/C Issuer as Cash Collateral for all Reimbursement Obligations.

Each such payment shall be made to the L/C Issuer at the Administrative Agent’s Office in immediately available funds.  Interest on any and all amounts remaining unpaid by the Borrower under this §4.2 at any time from the date such amounts become due and payable (whether as stated in this §4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent, for the benefit of the Lenders and the L/C Issuer, on demand at the rate specified in §5.10 for overdue principal on the Revolving Credit Loans.

4.3.          Letter of Credit Payments.  (a) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the L/C Issuer shall notify the Administrative Agent and the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment.  If Borrower fails to reimburse the L/C Issuer as provided in §4.2 on or before the date that such draft is paid or other payment is made by the L/C Issuer, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation and the amount of each Lender’s Commitment Percentage thereof.  In such event, Borrower shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unpaid Reimbursement Obligation, without regard to the minimum and multiples specified in §2.6 for the principal amount of Base Rate Loans, but subject to the other conditions set forth in §§2.1, 2.6 and 12 (other than the delivery of a Loan Request).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this §4.3 may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.  Each Revolving Credit Lender shall upon any notice pursuant to §4.3 make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Commitment Percentage of the Unpaid Reimbursement Obligation not later than 1:00 p.m., Pacific time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of §4.3(b), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(b)           With respect to any Unpaid Reimbursement Obligation that is not fully refinanced by Base Rate Loans because the conditions set forth in §12 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unpaid Reimbursement Obligation that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate set forth in §5.10.1.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to §4.3(a) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this §4.

(c)           Until each Revolving Credit Lender funds its Commitment Percentage of the Revolving Credit Loans or participations as set forth in this §4.3 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the L/C Issuer.

(d)           If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this §4.3 by the time specified in §4.3, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e)           At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with §4.3, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent. If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to §4.3 is required to be returned in connection with any bankruptcy or insolvency proceeding or otherwise (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

4.4.          Obligations Absolute.  The Borrower’s obligations under this §4 shall be absolute, irrevocable and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the L/C Issuer, the Administrative Agent, any Lender or any beneficiary of a Letter of Credit.  The Borrower further agrees with the L/C Issuer, the Administrative Agent and the Lenders that the L/C Issuer, the Administrative Agent and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligations under §4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The L/C Issuer, the Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.  The Borrower agrees that any action taken or omitted by the L/C Issuer, the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and shall not result in any liability on the part of the L/C Issuer, the Administrative Agent or any Lender to the Borrower.  The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer.  The Borrower and each of its Subsidiaries shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

4.5.          Role of Issuer.  Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in §4.4; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

4.6.          Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent in respect of each Letter of Credit the following fees (each, a “Letter of Credit Fee”) computed for the period from and including the date of issuance, extension or amendment of such Letter of Credit to the expiry date of such Letter of Credit equal to the Applicable Margin per annum with respect to Letter of Credit Fees of the maximum amount available to be drawn under such Letter of Credit, which shall be for the accounts of the Revolving Credit Lenders in accordance with their respective Commitment Percentages; provided, however, any Letter of Credit Fees otherwise payable for the account of a Delinquent Lender with respect to any Letter of Credit as to which such Delinquent Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this §4 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §2.11.1(d), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit Fees shall be payable quarterly in arrears on (i) the last Business Day of each calendar quarter (or portion thereof) for such calendar quarter and (ii) the Maturity Date.  In addition, the Borrower agrees to pay a fronting fee at the rate per annum specified in the Fee Letter of the maximum amount available to be drawn under such Letter of Credit, which shall be for the account of the L/C Issuer and which shall be payable quarterly in arrears on (i) the last Business Day of each calendar quarter (or portion thereof) for such calendar quarter and (ii) the Maturity Date.  In respect of each Letter of Credit, the Borrower shall also pay to the L/C Issuer for the L/C Issuer’s own account, at such other time or times as such charges are customarily made by the L/C Issuer, the L/C Issuer’s customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

4.7.          Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Maximum Drawing Amount and any Unpaid Reimbursement Obligations in respect of Letters of Credit issued for the account of the Borrower or its Subsidiary.  §§3.2, 4.2(b), 4.2(c) and 13.1 set forth certain additional requirements to deliver Cash Collateral hereunder.  For purposes of this §4.7 and §§3.2, 4.2(b), 4.2(c) and 13.1, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the Maximum Drawing Amount and any Unpaid Reimbursement Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term have corresponding meanings.  The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.  Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Union Bank.

4.8.          Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

4.9.          Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Borrower, CAI shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit and such Letters of Credit shall be deemed Letters of Credit issued for the account of CAI for the purposes of this Agreement.

4.10.       Replacement of L/C Issuer.  The Borrower may from time to time, upon not less than fifteen (15) Business Days’ notice from the Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent), replace a previously designated L/C Issuer by designating another Lender as L/C Issuer (upon obtaining such Revolving Credit Lender’s prior written consent thereto and, provided that there are no outstanding Letters of Credit issued by, or obligations owing to, the L/C Issuer being so replaced). Any such designation shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed).  The Administrative Agent will promptly notify the Borrower and the Lenders of any designation and approval of a replacement L/C Issuer.  Upon any such approval of an L/C Issuer by the Administrative Agent and delivery by such replacement L/C Issuer to the Administrative Agent of contact information and such other information regarding such replacement L/C Issuer as the Administrative Agent may reasonably request, such Lender shall be the “L/C Issuer” issuer for the purposes hereof, and references to the L/C Issuers shall mean and include such Lender in its capacity as L/C Issuer.  For the avoidance of doubt, if any L/C Issuer is replaced by the Borrower with another L/C Issuer, the L/C Issuer so replaced shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its replacement as L/C Issuer and all Letters of Credit and Reimbursement Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unpaid Reimbursement Obligations pursuant to this §4).

5.           CERTAIN GENERAL PROVISION.

5.1.          Fees.  The Borrower agrees to pay the fees in the amounts and on the terms and conditions set forth in the Fee Letter.

5.2.          Funds for Payments.

5.2.1.           Payments to the Administrative Agent.  All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and/or the Administrative Agent, the L/C Issuer or the Swing Line Lender, as the case may be, at the Administrative Agent’s Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Pacific time or other local time at the place of payment) and in immediately available funds.

5.2.2.           No Offset, etc.  All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless a Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Loan Parties will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.  Each Lender claiming any additional amounts payable under this §5.2.2 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to execute and deliver all such documents and instruments as the Borrower shall reasonably request or to change the jurisdiction of its applicable lending office if the execution of such documents or the making of such a change would avoid the need for or substantially reduce the amount of additional amounts which would thereafter accrue and would not, in the sole and absolute determination of such Lender, be otherwise disadvantageous to such Lender, which determination by such Lender shall be conclusive. The Borrower shall not be liable for taxes paid by the Administrative Agent or any Lender that are based upon the Administrative Agent’s or such Lender’s net income or for any withholdings required to be made pursuant to applicable law that are credited against taxes based on the Administrative Agent’s or such Lender’s net income.

5.2.3.           Non-U.S. Lenders.  Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a “Non-U.S. Lender”) hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Loan Parties hereunder to be made to such Lender or the Administrative Agent or for such Lender’s or the Administrative Agent’s account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a “bank” for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from -a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms).  Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon any Loan Party’s or the Administrative Agent’s reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

5.3.          Computations.  All computations of interest for Base Rate Loans and Swing Line Loans when the Base Rate is determined by the Reference Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest pursuant to the provisions of this Credit Agreement shall be made on the basis of a 360-day year and actual days elapsed.  Except as otherwise provided in the definition of the term “Interest Period” with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Records from time to time shall be considered correct and binding on the Loan Parties unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrower to the contrary.

5.4.          Inability to Determine Eurodollar Rate.  In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall reasonably determine or be notified by the Required Lenders that (a) adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period or (b) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurodollar Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Loan Parties and the Lenders.

5.5.          Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Loan Parties and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender’s Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this §5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

5.6.          Additional Costs, etc.  If any Change in Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)           subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender’s Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent or withholdings in connection with such taxes), or

(b)           materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Revolving Credit Loans, Swing Line Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

(c)           impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve (other than reserves included within the definition of Eurocurrency Reserve Rate), assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

(d)           impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Swing Line Loans, the Revolving Credit Loans, such Lender’s Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Lender’s Commitment forms a part, and the result of any of the foregoing is

(i)           to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans, Swing Line Loans or such Lender’s Commitment or any Letter of Credit, or

(ii)          to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender’s Commitment, any Letter of Credit, any of the Swing Line Loans or any of the Revolving Credit Loans, or

(iii)         to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, and in each such case, subject to §5.8, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

5.7.          Capital Adequacy.  If after the date hereof any Lender or the Administrative Agent determines that any Change in Law affecting such Lender or the L/C Issuer or any lending office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements or capital adequacy has or would have the effect of reducing the return on such Lender’s or the Administrative Agent’s commitment with respect to any Revolving Credit Loans, Letters of Credit or any other amounts hereunder to a level below that which such Lender or the Administrative Agent could have achieved but for such Change in Law (taking into consideration such Lender’s or the Administrative Agent’s then existing policies with respect to capital adequacy and assuming full utilization of such entity’s capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances.  If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), then, subject to §5.8, the fees payable hereunder shall increase by an amount that will, in such Lender’s reasonable determination, provide adequate compensation.

5.8.          Certificate.  A certificate setting forth any additional amounts payable pursuant to §5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Loan Parties, shall be conclusive, absent manifest error, that such amounts are due and owing.  Failure or delay on the part of such Lender or the Administrative Agent to demand compensation pursuant to §5.6 or 5.7 shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation, provided that the Borrower shall not be required to compensate any Lender or the Administrative Agent pursuant to §5.6 or 5.7 for any increased costs incurred or reductions (i) suffered more than three months prior to the date that such Lender or the Administrative Agent, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) if such Lender or the Administrative Agent has not required other similarly situated borrowers or obligors to pay comparable amounts with respect to such increased costs or reductions.

5.9.          Indemnity.  Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with §2.6 or §2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

5.10.        Interest After Default.

5.10.1.        Overdue Amounts.  Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans, the Swing Line Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest from the due date compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate) until such amount shall be paid in full (after as well as before judgment). An amount shall be considered overdue hereunder if not paid on the date fixed for payment herein or any accelerated maturity thereof, regardless of any grace periods which may be permitted under §13.1 (a) or (b) hereof.

5.10.2.        Amounts Not Overdue.  During the continuance of an Event of Default the principal of the Revolving Credit Loans shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to §16.12, bear interest at a rate per annum equal to the greater of (a) two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans, as the case may be, pursuant to §2.5 or (b) the rate of interest applicable to overdue principal pursuant to §5.10.1.

6.           COLLATERAL SECURITY AND GUARANTIES.

6.1.          Collateral Security and the Guarantors.  All of the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens that are entitled to priority under applicable law) in all of the assets constituting Collateral (which shall include, without limitation, all Eligible Railcars, and all products and proceeds thereof) of the Borrower or any of the Guarantors who are Domestic Subsidiaries of the Borrower, whether now owned or hereafter acquired, in each case pursuant to the terms of, and as provided in, the Security Documents to which the Borrower or such Guarantor is a party.

6.2.          Guaranties by CAI and Domestic Subsidiaries of Borrower.  The Obligations of the Borrower shall be guaranteed by CAI pursuant to the terms of the Guaranty contained in §17.  All of the Obligations shall be guaranteed by Domestic Subsidiaries of the Borrower, as required under §8.16, pursuant to the terms of a Guaranty substantially in the form of Exhibit G hereto.  Notwithstanding anything to the contrary in this Agreement, a Securitization Entity that is a Domestic Subsidiary of the Borrower shall not be subject to the guaranty requirements of this §6.2 or §8.16.

6.3.          Release of Collateral.  The parties hereto acknowledge and agree that the Administrative Agent shall (and is hereby authorized to) release its Lien on Collateral upon a request for such release by the Borrower or applicable Guarantor (a) in connection with a disposition of such Collateral permitted by this Agreement (including, without limitation, §9.5.2) and (b) at other times, so long as prior to any such release (i) the Borrower submits a Borrowing Base Report demonstrating that, after giving pro forma effect to any such requested release of Collateral, the sum of the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not exceed the lesser of (I) the Total Commitment at such time and (II) the Borrowing Base set forth in such Borrowing Base Report and (ii) no Default or Event of Default exists or would arise after giving effect to any such release.

7.           REPRESENTATIONS AND WARRANTIES.

Each of CAI (for itself and each of its Subsidiaries) and the Borrower (for itself) represents and warrants to the Lenders and the Administrative Agent as follows:

7.1.          Corporate Authority.

7.1.1.           Incorporation; Good Standing.  Such Loan Party and each of its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

7.1.2.           Authorization.  The execution, delivery and performance of this Credit Agreement and the other Loan Documents to such Loan Party is or will become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, such Loan Party.

7.1.3.           Enforceability.  The execution and delivery of this Credit Agreement and the other Loan Documents to which such Loan Party is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

7.2.          Governmental or Third Party Approvals.  The execution, delivery and performance by such Loan Party of this Credit Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require (x) the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or (y) the approval or consent of, or filing with, any party with whom such Loan Party have entered into material agreements and/or instruments by which such Loan Party or any of its respective properties may be bound, other than those already obtained.

7.3.          Title to Properties; Leases.  Except as indicated on Schedule 7.3 hereto, such Loan Party owns all of the assets reflected in the consolidated balance sheet of such Loan Party as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

7.4.          Financial Statements and Projections.

7.4.1.           Fiscal Year.  Such Loan Party and each of its Subsidiaries has a fiscal (or financial) year which is the twelve months ending on December 31 of each calendar year.

7.4.2.           Financial Statements.  There has been furnished to each of the Lenders a consolidated balance sheet of CAI and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of CAI and its Subsidiaries for the fiscal year then ended, certified by KPMG LLP, and management-prepared consolidated balance sheets and statements of income of CAI and its Subsidiaries as at the end of each fiscal quarter after the Balance Sheet Date and prior to the Closing Date.  Such balance sheets and statements of income have been prepared in accordance with GAAP and fairly present the financial condition of CAI and its Subsidiaries as at the close of business on the respective dates thereof and the results of operations for the fiscal periods then ended; provided that such balance sheet and statement of income remain subject to normal year-end adjustments and lack of footnotes and other presentation items.  There are no contingent liabilities of any Loan Party or any of its respective Subsidiaries as of such date involving material amounts, known to the Responsible Officers of the Loan Parties, which were not disclosed in such balance sheets and the notes related thereto.

7.4.3.           Projections.  The projections of the annual operating budgets of CAI and of the Borrower on a consolidated basis, balance sheets and cash flow statements for the 2012 to 2016 fiscal years, copies of which have been delivered to each Lender, disclose all major assumptions made with respect to general economic, financial and market conditions used in formulating such projections.  To the knowledge of CAI and its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections.  The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of CAI and its Subsidiaries of the results of operations and other information projected therein.

7.5.          No Material Adverse Changes; No Disallowed Restricted Payments.  Since the Balance Sheet Date there has been no event or occurrence which has had or would result in a Material Adverse Effect.  Since the Balance Sheet Date, CAI has not made any Restricted Payment other than Restricted Payments permitted under §9.4.

7.6.          Franchises, Patents, Copyrights, etc.  Such Loan Party possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

7.7.          Litigation.  Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Loan Party after due and diligent investigation, threatened or contemplated at law, in equity or before any Governmental Authority, by or against such Loan Party or against any of its properties or revenues, that (a) if adversely determined, might, either in any case or in the aggregate, after taking into account the merit of such actions, suits, proceedings, claims or disputes, (i) have a Material Adverse Effect or (ii) materially impair the right of such Loan Party, considered as a whole, to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of such Loan Party, or (b) would question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

7.8.          No Materially Adverse Contracts, etc.  No Loan Party is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  No Loan Party is a party to any contract or agreement that has or is expected, in the judgment of such Loan Party’s officers, to have any Material Adverse Effect.

7.9.          Compliance with Other Instruments, Laws, etc.  No Loan Party is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

7.10.        Tax Status.  Such Loan Party (a) has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower know of any basis for any such claim.

7.11.        No Event of Default.  No Default or Event of Default has occurred and is continuing.

7.12.        Investment Company Act.  No Loan Party nor any of its Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

7.13.        Absence of Financing Statements, etc.  Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of any Loan Party or any of its Subsidiaries or any rights relating thereto.

7.14.        Perfection of Security Interest.  All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent’s security interest in the Collateral.  The Collateral and the Administrative Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.  Each of the Borrower and the Guarantors are the owners of the Collateral owned by it free from any Lien, except for Permitted Liens.

7.15.        Certain Transactions.  Except (i) for arm’s length transactions pursuant to which CAI or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than CAI or such Subsidiary could obtain from third parties, (ii) for transactions in connection with a Permitted Securitization and (iii) pursuant to the terms of the documents described on Schedule 7.15 hereto, no Affiliate of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner.

7.16.        Employee Benefit Plans.

7.16.1.        In General.  Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by §412 of ERISA.

7.16.2.        Guaranteed Pension Plans.  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of §303(k) of ERISA, or otherwise, has been timely made.  No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and no Loan Party or any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to §307 of ERISA or §401(a)(29) of the Code.  No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Loan Party or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC.  Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

7.16.3.        Multiemployer Plans.  No Loan Party or ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA.  No Loan Party or ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

7.17.       Use of Proceeds.

7.17.1.        General.  The proceeds of the Revolving Credit Loans and Swing Line Loans shall be used (a) for working capital and general corporate purposes and (b) to fund Capital Expenditures permitted hereunder.  The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

7.17.2.        Regulations U and X.  No portion of any Revolving Credit Loan or a Swing Line Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

7.18.       Environmental Compliance.  Each Loan Party has taken all reasonable and necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

(a)           each Loan Party and each of its respective Subsidiaries conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party and each of its respective Subsidiaries has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)           each Loan Party and each of its respective Subsidiaries and any operator of the Real Estate or any operations thereon is not in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation could have a material adverse effect on the environment or a Material Adverse Effect; and

(c)           no Loan Party or any of its respective Subsidiaries have received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

7.19.       Subsidiaries, etc.  Schedule 7.19(a) hereto sets forth the only Subsidiaries of CAI, including the jurisdiction of incorporation/formation and principal place of business or registered office, as the case may be, of each such Person.  Except as set forth on Schedule 7.19(b) hereto, neither CAI nor any Subsidiary of CAI is engaged in any joint venture or partnership with any other Person.

7.20.       Collection Accounts.  Schedule 7.20 designates each Collection Account of the Borrower and its Domestic Subsidiaries (other than a Securitization Entity) and all such Collection Accounts are either (i) with the Administrative Agent as the depositary bank or (ii) are subject to an Account Control Agreement in favor of the Administrative Agent for the benefit of the Secured Parties.

7.21.       Disclosure.  None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to any Loan Party or any of its Subsidiaries in the case of any document or information not furnished by either of them or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to any Loan Party or any of its Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

7.22.       Registration of Security Interest.

(a)           A memorandum of the Security Agreement will on or before the Closing Date be duly filed with the STB pursuant to 48 U.S.C. §11301 and such filing with the STB pursuant to 49 U.S.C. §11301 will perfect the Administrative Agent’s rights in the Railcars and the Leases in the United States and no other filing, recording or deposit with, or giving of notice to any other federal, state or local government or agency thereof, or any other action, is necessary in order to protect the rights of the Administrative Agent in the Railcars in the United States, any state thereof or the District of Columbia.

(b)           A memorandum of the Security Agreement will on or before the Closing Date be duly deposited with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and such deposit with the Registrar General of Canada will perfect the Administrative Agent’s rights in the Railcars in Canada and no other filing, recording or deposit with, or giving of notice to any other federal, state, provincial or local government or agency thereof, or any other action, is necessary in order to protect the rights of the Administrative Agent in the Railcars in Canada or any province thereof.

7.23.         Solvency.  Both before and after giving effect to each incurrence of Indebtedness hereunder, and the payment of all fees, costs and expenses payable by the Borrower hereunder, CAI and its Subsidiaries are Solvent.

7.24.         Insurance.  Each Loan Party and each of its Subsidiaries maintain with financially sound and reputable insurers insurance and such insurance is in accordance with sound business practices in accordance with industry standards and the terms of the Security Documents.  The Eligible Railcars are covered by the insurance required by §8.7 hereof and all premiums due prior to the Closing Date in respect of such insurance have been paid in full.

7.25.         Foreign Assets Control Regulations, Etc.  None of the requesting or borrowing of the Revolving Credit Loans, the Swing Line Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, neither the Borrower nor any of their Subsidiaries or other Affiliates that are controlled by the Borrower (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

7.26.         Taxpayer Identification Number.  Each Loan Party’s true and correct U.S. taxpayer identification number is set forth on Schedule 16.6.1.

7.27.         Updates to Certain Schedules.  Any Loan Party may from time to time supplement any of Schedules 7.19(a), 7.20 or 16.6.1 as may be necessary for such Schedules to be accurate and complete as of the date such supplements are delivered and which supplement shall be certified by a Responsible Officer of such Loan Party and in a form reasonably satisfactory to the Administrative Agent.

8.           AFFIRMATIVE COVENANTS.

Each of CAI (as to itself and its Subsidiaries) and the Borrower (as to itself) covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit, Swing Line Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit or the Swing Line Lender has any obligation to make Swing Line Loans:

8.1.           Punctual Payment.  Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, all Swing Line Loans, the fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

8.2.          Maintenance of Office.  Each of CAI and Borrower will maintain its chief executive office in San Francisco, California or, in each case, at such other place in the United States of America as such CAI or Borrower shall designate upon thirty days’ prior written notice to the Administrative Agent, where notices, presentations and demands to or upon Borrower in respect of the Loan Documents to which such Loan Party is a party may be given or made.  In the event that CAI or Borrower moves its chief executive office to another location within the State of California, thirty days’ prior written notice to the Administrative Agent shall be sufficient.

8.3.          Records and Accounts.  CAI will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii)  at all times engage KPMG LLP or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of CAI and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of CAI and its Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Administrative Agent.

8.4.          Financial Statements, Certificates and Information.  The Loan Parties will deliver (or cause to be delivered) to each of the Lenders:

(a)           (i)           as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related audited statements of income and statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by KPMG LLP or by other independent certified public accountants satisfactory to the Administrative Agent; and

(ii)           as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of CAI, the audited consolidated balance sheet of CAI and its Subsidiaries as at the end of such year, and the related audited statements of income and statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of any Loan Party or any of its Subsidiaries to continue as going concerns, by KPMG LLP or by other independent certified public accountants satisfactory to the Administrative Agent;

(b)           (i)           as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its Subsidiaries, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related statements of income and statements of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

(ii)           as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of CAI and its Subsidiaries, copies of the unaudited consolidated balance sheet of CAI and its Subsidiaries as at the end of such quarter, and the related statements of income and statements of cash flow for the portion of the fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of CAI that the information contained in such financial statements fairly presents the financial position of CAI and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)           upon the reasonable request of the Administrative Agent, the Borrower shall provide consolidating financial statements of the type referred to in subsections (a) and (b) above for (i) each Guarantor (other than CAI) and (ii) the non-Guarantor Subsidiaries of the Borrower on an aggregated basis (i.e., consolidating with respect to the group of non-Guarantor Subsidiaries), all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of such Person that the information contained in such consolidating financial statements fairly presents the financial position of each of the relevant Person(s) on the date thereof (subject, in the case of those financial statements referred to in subsection (b), to year-end adjustments);

(d)           simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit D hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §10 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

(e)           (i) contemporaneously with the filing or mailing thereof, copies of all public filings containing material of a financial nature filed with the Securities and Exchange Commission or with any national securities exchange or sent to the stockholders of CAI or any of its respective Subsidiaries and (ii) promptly, and in any event within five (5) Business Days after receipt thereof by CAI or any of its Subsidiaries, copies of each public notice or other public correspondence received from the Securities and Exchange Commission or any national securities exchange concerning any investigation or possible investigation or other inquiry by such agency regarding any financial or other operational results of any Loan Party or any of its respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(f)           within thirty (30) days of the end of each calendar month and, in any case, simultaneously with the delivery of a Loan Request in accordance with §2.9, and at such other times as the Administrative Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month, the date of such Loan Request or other date so requested by the Administrative Agent, as the case may be;

(g)           simultaneously with the delivery of the financial statements referred to in subsection (f) above, an equipment report with respect to the Eligible Railcars, in form and detail reasonably satisfactory to the Administrative Agent, setting forth (A) the aggregate number, aggregate Net Book Value and weighted average age of Eligible Railcars, type(s) of Eligible Railcars owned by the Borrower and its Subsidiaries, and an updated listing of the Eligible Railcars then included in the Borrowing Base, and (B) type(s) of lease(s) (e.g., net lease or full services lease), weighted average remaining duration of the leases to which the Eligible Railcars are subject and identification of each lease of an Eligible Railcar that either (x) permits the use of Railcars in Mexico and the credit rating of the related Lessee or (y) contains a condition or a restriction on a collateral assignment of such lease to the Administrative Agent, on behalf of the Secured Parties, that has not been satisfied;

(h)           within ninety (90) days after the end of each fiscal year, projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for next fiscal year;

(i)           on each Appraisal Date, an equipment valuation (which may be a desk top appraisal) of the Eligible Railcars by a third party acceptable to the Administrative Agent and at the expense of the Borrower, which equipment valuation shall include a determination of the Aggregate Fair Market Value of all Eligible Railcars as of a recent date (but in any event as of a date not more than 90 days prior to such Appraisal Date); and

(j)           from time to time such other financial data and information (including accountants’ management letters) as the Administrative Agent or any Lender may reasonably request.

Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of such Loan Party or any of its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtX or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their securities) (each, a “Public Lender”).  Each Loan Party hereby agrees that so long as such Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” such Loan Party shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer, the Swing Line Lender and the Lenders to treat Borrower Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent Borrower Materials constitute Information, they shall be treated as set forth in §16.4); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”  Notwithstanding the foregoing or anything to the contrary contained herein, no Loan Party shall be under any obligation to mark the Borrower Materials “PUBLIC.”

8.5.          Notices.

8.5.1.           Defaults.  The Borrower will promptly notify the Administrative Agent in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto.  If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation in excess of Five Million Dollars ($5,000,000) in principal amount to which or with respect to which any Loan Party or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

8.5.2.           Environmental Events.  The Borrower will promptly give notice to the Administrative Agent (a) of any violation of any Environmental Law that any Loan Party or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

8.5.3.           Notification of Claim against Collateral.  The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent in writing of any setoff, claims (including, with respect to environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent’s rights with respect to the Collateral, are subject.

8.5.4.           Notice of Litigation and Judgments.  CAI will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any Loan Party or any of its Subsidiaries or to which any Loan Party or any of its Subsidiaries is or becomes a party involving an uninsured claim against any Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on any Loan Party or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. CAI will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Loan Party or any of its Subsidiaries in an amount in excess of Five Million Dollars ($5,000,000).

8.5.5.           Notice of ERISA Event.  CAI will, and will cause each of its Subsidiaries to, give prompt notice to the Administrative Agent in writing upon the occurrence of any ERISA Event.

8.5.6.           Posting of Notices to the Platform.  The Administrative Agent shall post to the Platform any notice received from the Borrower pursuant to this §8.5.

8.6.          Legal Existence; Maintenance of Properties.  Each Loan Party will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its respective Subsidiaries and will not, and will not cause or permit any of its respective Subsidiaries to, without providing the Administrative Agent with at least ten (10) Business Days written notice and the Administrative Agent having filed all necessary Uniform Commercial Code financing statements and taking such other actions in order to maintain the perfection of its Liens in all relevant jurisdictions, convert to a limited liability company or a limited liability partnership.  Each Loan Party (i) will use commercially reasonable efforts to cause all of its properties and those of its respective Subsidiaries used or useful in the conduct of their business or the business of its respective Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the relevant Loan Party may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its respective Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this §8.6 shall prevent either of the Loan Parties from discontinuing the operation and maintenance of any of any of their properties or any of those of their respective Subsidiaries if such discontinuance is, in the judgment of such Loan Party, desirable in the conduct of their or such respective Subsidiary’s business and that do not in the aggregate have a Material Adverse Effect.

8.7.           Insurance.  CAI will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the general practices of businesses engaged in similar activities in similar geographic areas.

8.8.           Taxes.  CAI will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if CAI or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that CAI and each of its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

8.9.           Inspection of Properties and Books, etc.

8.9.1.           General.  Subject to §16.4, the Loan Parties shall permit the Lenders, through the Administrative Agent or any of the Lenders’ other designated representatives upon reasonable advance notice and at reasonable time during normal business hours, to visit and inspect any of the properties of CAI or any of its Subsidiaries, to examine the books of account of CAI and its Subsidiaries (and to make copies thereof and extracts therefrom), to examine information systems and operational support systems relating to the administration and management of the Collateral and to discuss the affairs, finances and accounts of CAI and its Subsidiaries with, and to be advised as to the same by, its and their officers (including without limitation cooperating with the Administrative Agent, its nominee or representatives upon notice to provide any information from such information systems and operational support systems reasonably required to obtain a fair picture of the condition, status and location of the Eligible Railcars, provided however, that in case of an Event of Default the Loan Parties shall at the first written request of the Administrative Agent or its representatives provide said information), and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors) of all components included in the Borrowing Base, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that any such visit and inspection shall be at the expense of the Loan Parties not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such visits and inspections shall be at the expense of the Borrower).

8.9.3.           Collateral Reports. No more frequently than once during each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, the Loan Parties will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent’s obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Railcars and/or the other components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the lease receivables (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Loan Parties or any applicable Subsidiary), Railcars (as to each, including verification as to the value, location and respective types). Collateral value reports shall be conducted and made, at the expense of the Loan Parties, not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such collateral value reports shall be at the expense of the Loan Parties).

8.9.5.           Communications with Accountants.  Each Loan Party authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with such Loan Party’s independent certified public accountants regarding the financial statements delivered pursuant to §8.4 and, in connection therewith, authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of any Loan Party and each of its respective Subsidiaries.

8.10.         Compliance with Laws, Contracts, Licenses, and Permits.  CAI will, and will cause each of its Subsidiaries to, comply (a) in all material respects with the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) with the provisions of its Governing Documents, (c) with all agreements and instruments by which it or any of its properties may be bound and (d) with all applicable decrees, orders, and judgments.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Loan Party or any of its Subsidiaries may fulfill any of its obligations hereunder or under any of the other Loan Documents to which CAI or such Subsidiary is a party, CAI will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of CAI or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

8.11.         Employee Benefit Plans.  The Loan Parties will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under §§302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under §§4041A, 4202, 4219, 4242, or 4245 of ERISA.

8.12.         Use of Proceeds.  The Borrower will use the proceeds of the Revolving Credit Loans and obtain Letters of Credit solely for the purposes set forth in §7.17.1.

8.13.         Bank Accounts.  The Borrower will, and will cause each of its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrower and its Subsidiaries, receive and hold in trust for the Administrative Agent and the Lenders all payments constituting proceeds of Collateral which come into their possession or under their control or are otherwise received by such Person and, immediately upon receipt thereof, deposit (or cause to be deposited) such payments in the form received, with any appropriate endorsements, in one of the Collection Accounts.  All such Collection Accounts shall be (i) with the Administrative Agent or (ii) shall be subject to an Account Control Agreement in favor of the Administrative Agent for the benefit of the Secured Parties.  The Administrative Agent’s control over any Collection Account may be subject to an intercreditor agreement in form and substance satisfactory to the Administrative Agent.  For the avoidance of doubt, and subject to this §8.13, neither the Borrower nor any Domestic Subsidiary of the Borrower that is a Guarantor may have any bank accounts other than the Collection Accounts.

8.14.         Marking of Railcars.

(a)           The Borrower will cause each Railcar to be numbered with a reporting mark shown on the Security Agreement or any supplement to the Security Agreement described in the penultimate sentence of this §8.14(a).  The Borrower will not change the reporting mark of any Railcar except in accordance with a statement of new reporting marks to be substituted therefor, which statement shall be delivered by the Borrower to the Administrative Agent prior to or contemporaneously with such change.  A supplement to the Security Agreement, with respect to such new reporting marks, shall, prior to or contemporaneously with the substitution of such reporting marks, be filed or recorded in all public offices where the Security Agreement shall have been filed or recorded.  The costs and expenses of all such supplements, filings and recordings shall be borne by the Borrower.

(b)           Except as provided in clause (a) above, the Borrower will not allow the name of any Person to be placed on any Railcar as a designation that might reasonably be interpreted as a claim of ownership; provided, however, that subject to the delivery of the statement of new reporting marks specified in clause (a), the Borrower may cause the Railcars to be lettered with the names or initials or other insignia customarily used by the applicable lessee or any of their respective Affiliates on railroad equipment used by it pursuant to a lease permitted hereby.

8.15.        Registration of Railcars; Administrative Agent’s Lien.  The Borrower shall cause all of its Railcars, now owned or hereafter acquired by the Borrower, which, under applicable law, are required to be registered, to be properly registered in the name of such Person and take all other steps required for the perfection of the Administrative Agent’s Lien on such Railcars under applicable law have been taken.

8.16.        New Guarantors.  Each Domestic Subsidiary of the Borrower (other than a Securitization Entity) shall become a Guarantor and execute and deliver to the Administrative Agent a guaranty substantially in the form of Exhibit G hereto and a joinder to the applicable Security Documents, and shall accede to all of the rights and obligations of a Guarantor hereunder and thereunder, and, pursuant thereto, shall, inter alia, guaranty the full payment and performance of the Obligations.  Furthermore, the Borrower and each such Domestic Subsidiary (other than a Securitization Entity) shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.16, including, without limitation, an updated Schedule 7.19(a), documentation of the type required to be supplied by the Borrower and CAI as a condition precedent to the initial Revolving Credit Loans made hereunder pursuant to §11 hereof (including, without limitation, Uniform Commercial Code searches and filings and favorable opinions of counsel to such new Guarantor (which shall cover, among other things, the legality, validity, binding effect and enforceability) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.17.        Maintenance; Possession; Compliance with Laws.

(a)           Maintenance and Operation.  The Borrower, at its own cost and expense, shall maintain, repair and keep each Railcar, (i) according to prudent industry practice, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner consistent with maintenance practices used by the Borrower in respect of equipment owned or leased by the Borrower similar in type to such Railcar, (iii) in accordance in all material respects with all manufacturer’s warranties in effect and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to §8.7, (iv) in compliance in all material respects with any applicable laws and regulations, including, without limitation, the Rules of Interchange of the AAR, FRA rules and regulations and Rules of Interchange as they apply to the maintenance and operation of the Railcars in interchange regardless of upon whom such applicable laws and regulations are nominally imposed and (v) in a condition mechanically suitable for interchange by an operator in revenue service; provided, however, that the Borrower may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such standard, rule or regulation in any reasonable manner which does not materially interfere with the use, possession or operation of any of the Railcars or materially adversely affect the rights or interests of the Administrative Agent in the Railcars or hereunder or otherwise expose the Administrative Agent or any Lender to civil, regulatory, administrative or criminal sanctions or injunctive relief.  In no event shall the Borrower discriminate as to the use or maintenance of any Railcar (including the periodicity of maintenance or record keeping in respect of such Railcar) as compared to equipment of a similar nature which the Borrower owns or leases.  The Borrower will maintain all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Eligible Railcars required to be maintained in respect of any Railcar.

(b)           Possession.  The Borrower shall be entitled to the possession of the Railcars and to the use of the Railcars by it or any Affiliate or lessee, in the United States and, subject to the remaining provisions of this §8.17, Canada or Mexico, only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear.  In no event shall the Borrower make use of any Railcar in any jurisdiction not included in the insurance coverage required by §8.7.

(c)           Lease.  The Borrower shall be entitled, without the prior approval of the Administrative Agent, to enter into a lease for any Railcar or Railcars (pursuant to a car service contract or otherwise) to, or to grant permission for the use thereof under car contracts, by, (i) a railroad company or companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada or any province thereof (subject in all cases to §8.17(b)), upon lines of railroad owned or operated by such railroad company or companies or over which such railroad company or companies have trackage rights or rights for operation of their trains, and upon connecting and other carriers in the usual interchange of traffic or (ii) responsible companies (i.e., a company with which the Borrower would do business in the ordinary course of the Borrower’s business with respect to railcars which it owns, leases or manages) other than railroad companies for use in their business (leases to such lessees described in (i) and (ii) being herein referred to as “Permitted Leases”).  The Borrower shall use commercially reasonable efforts to ensure that all Permitted Leases include appropriate provisions that permit assignment of such lease to the Administrative Agent, on behalf of the Secured Parties, without the consent of the related Lessee or any Person.  No Permitted Lease entered into by the Borrower hereunder shall relieve the Borrower of any liability or obligation hereunder, which shall be and remain those of a principal and not a surety.  Nothing in this §8.17(c) shall be deemed to constitute permission to any Person in possession of any Railcar pursuant to any such lease to take any action inconsistent with the terms and provisions of this Credit Agreement or any of the other Loan Documents.

8.18.        Intellectual Property; Operations Support Systems.  The Borrower shall at all times own or otherwise have rights to use all IP Rights that are reasonably necessary for the operation of its business and the management and administration of all of the Collateral, without conflict with the rights of any other Person.  The Borrower shall at all times own and/or have rights to use and maintain in good operating condition information systems and operational support systems that are reasonably necessary for the operation of its business and the management and administration of all of the Collateral.

8.19.        Modification

8.19.1.        Required Modifications.  In the event the AAR, the United States Department of Transportation, or any other United States or state governmental agency or any other applicable law requires that any Railcar be altered, replaced or modified whether such requirement is imposed on the owner or for use in the ordinary course by an operator in accordance with the terms hereof (a “Required Modification”), the Borrower agrees to make such Required Modification at its own expense; provided, however, that the Borrower may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially interfere with the use, possession, operation or return of any Eligible Railcar or materially adversely affect the rights or interests of the Administrative Agent in the Railcars or hereunder or otherwise expose the Administrative Agent or any Lender to civil, regulatory, administrative or criminal sanctions or injunctive relief.  Notwithstanding anything herein to the contrary, if the Borrower determines in good faith that any Required Modification to a Railcar would be economically impractical, in lieu of making the Required Modification as provided above, the Borrower may provide written notice of such determination to the Administrative Agent and treat such Railcar as if an Event of Loss had occurred as of the date of such written notice with respect to such Railcar; provided that the Borrower shall not discriminate against such Railcar in making such determination of economic impracticality as compared with other equipment of the same type as such Railcar which is owned or leased by the Borrower.

8.19.2.        Optional Modifications.  The Borrower at any time may in its discretion and at its own cost and expense modify, alter or improve any Railcar in a manner which is not required by §8.19(a) (a “Modification”); provided that no Modification shall diminish the fair market value, utility or remaining economic useful life of such Railcar below the fair market value, utility, or remaining economic useful life thereof immediately prior to such Modification, in any non de minimis respect, assuming such Railcar was then in the condition required to be maintained by the terms of this Agreement.  If the Borrower shall at its cost cause any Severable Modifications to be made to any Railcar, the Borrower may, at any time, remove such Severable Modifications at its cost and expense and the Borrower shall, at its expense, repair any damage resulting from the removal of any such Severable Modifications in a manner consistent with §8.19.4.

8.19.3.         Additions Subject to Security Agreement.  All parts incorporated or installed in or attached or added to the Railcars pursuant to §8.19.1 and all Non-Severable Modifications made pursuant to §8.19.2 shall, without further act, become subject to the Lien of the Security Agreement.

8.19.4.        Removal of Property; Replacements.  The Borrower may, in the ordinary course of maintenance or repair of any Railcar, remove any item of property constituting a part of such Railcar, and unless the removal of such item is required by §8.19.1 hereof, the Borrower shall replace such item as promptly as practicable by an item of property that is free and clear of all Liens (other than Permitted Liens) and in as good operating condition as, and with a fair market value, utility and remaining economic useful life at least equal to, the item of property being replaced, assuming that such replaced item was in the condition required to be maintained by the terms of this Agreement.  All items at any time removed from such Railcar in the ordinary course of maintenance and repair as provided in the preceding sentence shall remain subject to the Lien of the Security Agreement, no matter where located, until such time as such items shall be replaced in accordance with the terms specified above.  Upon any replacement item of property becoming incorporated or installed in or attached to any Railcar, without further act, (i) such replacement part shall become subject to the Lien of the Security Agreement and (ii) the replaced item of property shall no longer be subject to the Lien of the Security Agreement.  Upon request of the Borrower, the Administrative Agent shall, at the Borrower’s expense, execute and deliver to the Borrower such documents as may be reasonably required to evidence the release of any replaced item of property from the Lien of the Security Agreement.

8.20.         Further Assurances.  Each of the Loan Parties will, and will cause each of its Subsidiaries to, cooperate with the Administrative Agent and execute such further instruments and documents as the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

9.           CERTAIN NEGATIVE COVENANTS.

Each Loan Party (as to itself) covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit, Swing Line Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit or the Swing Line Lender has any obligation to make Swing Line Loans:

9.1.          Restrictions on Indebtedness.  Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)            Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

(b)            Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §8.8;

(c)            Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the such Loan Party or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(d)           endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(e)            [reserved];

(f)            Indebtedness of the Borrower incurred in connection with the acquisition or lease after the date hereof of any real or personal property by the Borrower or under any Capitalized Leases, provided that (i) the aggregate principal amount of such Indebtedness of the Borrower shall not exceed Twenty-Five Million Dollars ($25,000,000) outstanding at any one time, (ii) the principal amount of such Indebtedness secured by or relating to the lease of any particular property shall not exceed one hundred percent (100%) of the purchase price of such property and (iii) the Administrative Agent and the holder of such other Indebtedness have entered into an intercreditor agreement acceptable to the Administrative Agent with respect to the rights of such creditor groups in such acquired real or personal property;

(g)           Indebtedness of CAI under the Senior Revolving Credit Facility (which Indebtedness may vary in amount from time to time as permitted thereunder) and other Indebtedness existing on the date hereof and listed and described on Schedule 9.1 hereto;

(h)           any renewal or refinancing of any Indebtedness permitted under this §9.1;

(i)             Indebtedness of CAI and its Subsidiaries consisting of short-term trade credit extended to CAI or such Subsidiary in the ordinary course of such Person’s business in connection with the acquisition of Equipment; provided that such Indebtedness shall not be in existence for more than 180 days after the occurrence of the transaction giving rise thereto;

(j)             Indebtedness in respect of Interest Rate Protection Agreements;

(k)            Indebtedness consisting of Investments permitted by §9.3(e);

(l)             Indebtedness consisting of obligations (contingent or otherwise) of CAI or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(m)           Indebtedness incurred by a Securitization Entity in connection with a Permitted Securitization; and

(n)           other Indebtedness at any time; provided that (i) in the case of Indebtedness incurred by either or both of CAI and the Borrower, both before and immediately after any such Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing; and (ii) if any such Indebtedness is incurred by the Borrower or a Domestic Subsidiary of the Borrower and such Indebtedness (A) is secured and (B) individually or in the aggregate exceeds Thirty Million Dollars ($30,000,000), then the Administrative Agent and the holder(s) of such Indebtedness in excess of such amount referenced in this subclause (B) have entered into an intercreditor agreement acceptable to the Administrative Agent with respect to the rights of such creditor groups in the Collateral.

9.2.          Restrictions on Liens.

9.2.1.           Permitted Liens.  Such Loan Party will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; provided that precautionary assignments on assets sold by the Loan Parties to Persons who are not Affiliates of the Loan Parties (in each case, as permitted hereunder) and subsequently managed by the Loan Parties shall not be considered a Lien upon the property or assets of the Loan Parties; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any “receivables” as defined in clause (g) of the definition of the term “Indebtedness,” with or without recourse; provided that any Loan Party or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)          Liens in favor of CAI on all or part of the assets of Subsidiaries of CAI (other than Collateral) securing Indebtedness owing by Subsidiaries of CAI to CAI;

(ii)         Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(iii)        deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)        Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by §9.1(c);

(v)         Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(vi)        encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which CAI or a Subsidiary is a party, and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of CAI and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

(vii)       Liens existing on the date hereof and listed on Schedule 9.2 hereto;

(viii)      purchase money security interests in or purchase money mortgages on real or personal property acquired (in the case of purchase money security interests) or leased (in the case of Capitalized Leases) after the Closing Date to secure purchase money Indebtedness or Capitalized Leases of the type and amount permitted by §9.1(f), which security interests or mortgages cover only the real or personal property so acquired or leased and any proceeds thereof (including, without limitation, leases, Accounts Receivable, instruments and documents);

(ix)        Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations;

(x)         Liens securing the Senior Revolving Credit Facility;

(xi)        Liens consisting of the interest of a lessee under any lease with respect to Railcars where a Loan Party is the lessor, and any Lien permitted by such Lease or other Liens arising by or through the applicable Lessee;

(xii)       Liens on the property listed on Schedule 9.2 hereto that are granted to secure any refinancing or renewal of Indebtedness permitted under §9.1, which refinancing or renewal is permitted under §9.1(h) hereof (subject to all the provisos contained therein); provided that (a) such Liens encumber the same property (and no additional assets or property of the Loan Parties) as secured the Indebtedness that was so refinanced or renewed and (b) the aggregate amount of Indebtedness secured by such property has not increased as a result of such refinancing or renewal;

(xiii)       interests of lessors in property leased to the Loan Parties or a Subsidiary under §9.1(f);

(xiv)      other Liens on the assets of CAI and its Subsidiaries (other than Collateral) securing Indebtedness permitted under §9.1(n); provided that such Liens do not encumber (x) any Collateral or (y) IP Rights and information and operational support systems that are reasonably necessary for the operation of its respective businesses or relating to the administration and management of the assets included in the Borrowing Base; and

(xv)       Liens incurred by a Securitization Entity on assets of such Securitization Entity securing Indebtedness permitted under §9.1(m).

9.2.2.           Restrictions on Negative Pledges and Upstream Limitations.

(a)           The Borrower will not, nor will it permit any of its Domestic Subsidiaries to (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Borrower or any of its Domestic Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Domestic Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Domestic Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower (other than an agreement made by a Securitization Entity), to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Domestic Subsidiary in the ordinary course of its business.

(b)           CAI will not, nor will it permit any of its Subsidiaries to, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits CAI from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired (other than (i) as set forth in §9.12 and (ii) the assets of CAI and its Subsidiaries not constituting Collateral), or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of CAI (other than the Loan Parties or an Excluded Subsidiary) to pay or make dividends or distributions in cash or kind to CAI (other than an agreement made by a Securitization Entity, an Excluded Subsidiary or any other Non-Guarantor Subsidiary), to make loans, advances or other payments of whatsoever nature to CAI, or to make transfers or distributions of all or any part of its assets to CAI; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by CAI or such Subsidiary in the ordinary course of its business.

9.3.          Restrictions on Investments.  Such Loan Party will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)            marketable direct or guaranteed obligations of the United States of America or Japan that mature within one (1) year from the date of purchase by the Loan Parties;

(b)           demand deposits, certificates of deposit, bankers acceptances and time deposits of United States or Japanese banks having total assets in excess of One Billion Dollars ($1,000,000,000);

(c)           securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of Japan or the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody’s, and not less than “A 1” if rated by S&P;

(d)           Investments existing on the date hereof and listed on Schedule 9.3 hereto;

(e)           (i) Investments by the Borrower in any Domestic Subsidiary of the Borrower, (ii) Investments consisting of guaranties of Indebtedness of the Loan Parties permitted under §9.1, (iii) Investments by any Subsidiary of CAI (other than the Borrower or any Domestic Subsidiary of the Borrower) in any other Subsidiary of CAI who is not the Borrower or a Guarantor, and (iv) Investments by CAI in any Subsidiary of CAI;

(f)            Investments consisting of the Guaranty and the guaranty provided by CAI pursuant to §17;

(g)           Investments consisting of advances to employees pursuant to the Staff Loan Program, provided that the aggregate amount of such Investments shall not exceed One and One-Half Million Dollars ($1,500,000) at any time;

(h)           Investments by any Subsidiary of CAI who is not the Borrower or a Guarantor;

(i)            other Investments not exceeding Ten Million Dollars ($10,000,000) in the aggregate outstanding at any time; and

(j)            Investments by any Loan Party or any of its Subsidiaries in a Securitization Entity in connection with the establishment of a Permitted Securitization; provided, that no additional Investments shall be permitted in any Securitization Entity following the occurrence of any event that would permit (i) the early termination of any purchase or lending commitment thereunder, (ii) the commencement of amortization thereof earlier than scheduled, or (iii) the acceleration of any repayment obligations in respect thereof.

9.4.          Restricted Payments.

9.4.1.           Restricted Payments by CAI.  CAI will not make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, CAI may make Distributions (a) at any time the Total Leverage Ratio, as of the date of such Distribution, is less than 2.00:1.00 or (b) in an amount not to exceed fifty percent (50%) of Consolidated Net Income for the most recently ended fiscal year of CAI at any time the Total Leverage Ratio, as of the date of such Distribution, is equal to or greater than 2.00:1.00.  CAI shall deliver to the Administrative Agent on or before the date on which it or any of its Subsidiaries makes a Distribution a certificate of the principal financial or accounting officer of CAI indicating the amount of such Distribution and certifying that the conditions contained in the immediately preceding sentence are satisfied (such certificate to include a calculation of the Total Leverage Ratio as of the date of such Distribution), such certificate to be in form and substance satisfactory to the Administrative Agent.

9.4.2.           Restricted Payments by Borrower.  If a Borrowing Base Deficiency exists or would result from such payment, Borrower will not make any Restricted Payment other than payments to CAI representing reimbursement of Operating Expenses of the Borrower previously paid by CAI on behalf of Borrower.

9.5.          Merger, Acquisitions and Consolidation; Disposition of Assets.

9.5.1.           Mergers and Acquisitions.  Such Loan Party will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of CAI with and into the Borrower, with Borrower as the surviving entity, or the merger or consolidation of two or more Subsidiaries of CAI so long as no such Subsidiary is the Borrower or a Guarantor and (b) Permitted Acquisitions.

9.5.2.           Disposition of Assets.  The Borrower will not, and will not permit any of its Subsidiaries (other than any Excluded Subsidiary) to, become a party to or agree to or effect any disposition of assets, other than sales of assets by the Borrower to a Securitization Entity in connection with a Permitted Securitization, and the disposition of assets in the ordinary course of business (which, for the purposes of this Section 9.5.2, means any disposition of assets not exceeding twenty percent (20%) of the Borrower’s fleet of Railcars during any 12-month period), provided that, in connection with any such disposition of Collateral, after giving effect to any such disposition, the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations plus the outstanding amount of Swing Line Loans shall not at any time exceed the lesser of (A) the Total Commitment at such time and (B) the Borrowing Base at such time.

9.6.          Sale and Leaseback.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, except for (A) such transactions as would be permitted under §9.1(f) or (B) any such transactions pursuant to which (i) such assets or property are sold to an unrelated third party in an arms’ length transaction for a cash purchase price that exceeds the then Net Book Value of the Railcars then being transferred, (ii) the proceeds of such sale are used to reduce unpaid amounts under this Credit Agreement and (iii) such sale leaseback transaction is treated as Indebtedness on the consolidated financial statements of CAI and its Subsidiaries.

9.7.          Compliance with Environmental Laws.  Such Loan Party will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

9.8.          Employee Benefit Plans.  No Loan Party or any ERISA Affiliate will:

(a)            engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code which could result in a material liability for any Loan Party or any of its Subsidiaries; or

(b)            permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency”, as such term is defined in §302 of ERISA, whether or not such deficiency is or may be waived; or

(c)            fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Loan Party or any of its Subsidiaries pursuant to §302(f) or §4068 of ERISA; or

(d)            amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to §307 of ERISA or §401(a)(29) of the Code; or

(e)            permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

9.9.          Business Activities.  Such Loan Party will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses of the ownership, management, leasing, sale and other operation of transportation equipment and in related businesses.

9.10.        Fiscal Year.  Such Loan Party will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal (or financial) year from that set forth in §7.4.1.

9.11.        Transactions with Affiliates.

9.11.1.        Except as otherwise permitted by the terms of §7.15, such Loan Party will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of such Loan Party, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

9.11.2.        In providing management and remarketing services with respect of the Railcars included in the calculation of the Borrowing Base, such Loan Party will not, and will not permit any of its Subsidiaries, to discriminate against such Railcars in providing such management and remarketing services, and will provide such services with the same skill and care with which it manages all containers and leases included in its managed fleet.

9.12.        Negative Pledge Regarding Capital Stock of the Borrower.  Without the consent of the Required Lenders, CAI will not create, incur or permit to exist, and each will take such other action as is necessary to remove, any Lien or claim on or to the Capital Stock of the Borrower.

9.13.        Commingling of Assets.  The Borrower will not, and will not permit any of its Subsidiaries to, commingle any of their respective assets, including, without limitation, any Collateral or other collections deposited or held or required to be deposited or held in any Collection Accounts, with any assets, revenues, funds, payments, collections, proceeds or any other amounts received or held by, or in respect of the operations of, any Affiliate of the Borrower which is not a Subsidiary of the Borrower.

9.14.        No Change to Depreciation Policy.  The Borrower will not amend or modify the depreciation policy in effect on the Closing Date with respect to the Eligible Railcars included in the Borrowing Base, except if the resulting depreciation policy shall be in accordance with GAAP (as certified by the Borrower’s independent auditors).

10.           FINANCIAL COVENANTS.

Each Loan Party covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit, Swing Line Loan or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit or the Swing Line Lender has any obligation to make Swing Line Loans:

10.1.         Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth. The Loan Parties will not permit, quarterly, the ratio of (a) Consolidated Funded Debt to (b) Consolidated Tangible Net Worth to be more than 3.50:1.00.

10.2.         Minimum Fixed Charge Coverage Ratio.  The Loan Parties will not permit, as at the end of any Reference Period, the ratio of (a) Consolidated Operating Cash Flow for such Reference Period to (b) Consolidated Total Debt Service for such Reference Period to be less than 1.20:1.00.

10.3.         Utilization Ratio. The Borrower will not permit, on the last day of any fiscal quarter, the Utilization Ratio to be less than (a) during the period from the Closing Date to (but excluding) the date that is the 18-month anniversary of the Closing Date, seventy-five percent (75%); and (b) during the period from the date that is the 18-month anniversary of the Closing Date to the Maturity Date, eighty percent (80%).

10.4.         Minimum Average Lease Tenor.  The Borrower will not permit, as at the end of any Reference Period, the average tenor of all Leases with respect to the Eligible Railcars to be less than (a) during the period from the Closing Date to (but excluding) the date that is the 12-month anniversary of the Closing Date, one (1) year; (b) during the period from the 12-month anniversary of the Closing Date to (but excluding) the date that is the 18-month anniversary of the Closing Date, one and one-half (1.5) years and; (c) during the period from the 18-month anniversary of the Closing Date to (but excluding) the Maturity Date, two (2) years.

11.           CLOSING CONDITIONS.

The obligations of the Lenders to make the initial Revolving Credit Loans and of the L/C Issuer to issue any initial Letters of Credit and of the Swing Line Lender to make Swing Line Loans on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

11.1.         Loan Documents etc.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.  Each Lender shall have received a fully executed copy of each such document.

11.2.        Certified Copies of Governing Documents.  The Administrative Agent shall have received from the Borrower and each Guarantor a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

11.3.         Corporate or Other Action.  All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent.

11.4.         Incumbency Certificate.  The Administrative Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized:  (a) to sign, in the name and on behalf of each of the Borrower or such Guarantor, each of the Loan Documents to which Borrower or such Guarantor is or is to become a party; (b) in the case of the Borrower, to make Loan Requests, Swing Line Loan Notices and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

11.5.        Validity of Liens.  The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral.  All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected.

11.6.        Asset List; Perfection Certificates and UCC Search Results.  The Administrative Agent shall have received from the Borrower a list detailing all of the Borrower’s and its Subsidiaries’ assets and properties as at the date stated thereon (which shall be on or after the Closing Date), and, to the extent required by the Administrative Agent, descriptions of any and all Liens (other than Permitted Liens) encumbering any such assets as well as copies of any and all loan documentation evidencing the Indebtedness to which any such Liens (other than Permitted Liens) relate, all certified as true and accurate by a Responsible Officer of the Borrower. The Administrative Agent shall have received from the Borrower and each Guarantor completed and fully executed Perfection Certificates and the results of Uniform Commercial Code searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

11.7.        Certificates of Insurance.  The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated on or about the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of §8.7 of this Credit Agreement, and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

11.8.        Borrowing Base Report.  The Administrative Agent shall have received from the Borrower the initial Borrowing Base Report, dated as of the Closing Date.

11.9.        Financial Condition.  The Administrative Agent and each of the Lenders shall have received from the Borrower the financial statements and projections referred to in §§7.4.2 and 7.4.3 and shall be satisfied that such financial statements fairly represent the financial position of the Borrower as of the respective dates of such financial statements.

11.10.     Opinions of Counsel.  Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from (a) Morrison & Foerster LLP, counsel to the Borrower and its Subsidiaries, (b) special STB counsel to the Borrower and its Subsidiaries, and (c) special Canadian counsel to the Borrower and its Subsidiaries.

11.11.     Payment of Fees.  The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the fees referred to in §5.1, together with the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel as of the Closing Date.

11.12.     No Material Adverse Change.  There shall not occurred a material adverse change in (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of any Loan Party or any of its Subsidiaries, taken as a whole, since the Balance Sheet Date and (b) the facts and information represented to date to the Administrative Agent and the Lenders.

Without limiting the generality of the provisions of §14.3, for purposes of determining compliance with the conditions specified in this §11, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.           CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Revolving Credit Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, or of the Swing Line Lender to make any Swing Line Loans, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

12.1.        Representations True; No Event of Default.  Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan, or such Swing Line Loan, or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Revolving Credit Loan, or such Swing Line Loan, or the issuance, extension or renewal of such Letter of Credit. The Administrative Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

12.2.        No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make any Revolving Credit Loan, Swing Line Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

12.3.        Governmental Regulations.  (i) Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, and (ii) all appropriate action required to have been taken by the STB or any governmental or political agency, subdivision or instrumentality of the United States, prior to the date of such funding, in connection with the transactions contemplated by this Credit Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the date of such funding.

12.4.        Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent’s Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

12.5.        Borrowing Base Report.  The Administrative Agent shall have received the most recent Borrowing Base Report required to be delivered to the Administrative Agent in accordance with §8.4(f).

12.6.        Borrowing Base Compliance.  Immediately before and after giving effect to the credit extensions requested, the Aggregate Indebtedness shall not exceed the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time.

12.7.        Security Agreement Supplement; List of Additional Railcars.  If the proceeds of a Revolving Credit Loan will be used to acquire additional Eligible Railcars, the Borrower shall have delivered to the Administrative Agent an executed supplement to the Security Agreement that includes the Eligible Railcars to be so acquired (individually identified in the list of the Eligible Railcars to be so acquired, which list shall be attached to such supplement to the Security Agreement) and lien search results from the STB and the Registrar General of Canada with respect to such additional Eligible Railcars.

13.           EVENTS OF DEFAULT; ACCELERATION; ETC.

13.1.        Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)            the Borrower shall fail to pay any principal of the Revolving Credit Loans, Swing Line Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Revolving Credit Loans, in which case an Event of Default shall occur immediately, such failure shall continue for a period of five (5) days;

(b)            the Borrower or any of its Subsidiaries shall fail to pay any interest on the Revolving Credit Loans or the Swing Line Loans, any fees or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Revolving Credit Loans, in which case an Event of Default shall occur immediately, such failure shall continue for a period of five (5) days;

(c)            the Borrower or CAI shall fail to comply with any of its covenants contained in §§8.1, 8.2 (other than moves within the State of California), 8.4, 8.5, 8.7, 8.9, 8.12, 9 or 10 or any of the covenants contained in any of the Security Documents (provided, that this reference to covenants in the Security Documents shall not abridge grace periods provided therein with respect to certain Defaults also addressed in this Agreement);

(d)            any Loan Party or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §13.1) for thirty (30) days after written notice of such failure has been given to such Loan Party by the Administrative Agent;

(e)            any representation or warranty of any Loan Party or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false, incorrect or incomplete in any material respect upon the date when made or deemed to have been made or repeated;

(f)            any Loan Party or any of its Subsidiaries shall (x) fail to pay at maturity, or within any applicable period of grace, (i) any obligation for borrowed money or credit received in an aggregate principal amount in excess of an amount equal to five percent (5%) of the total amount of Indebtedness at such time of CAI and its Subsidiaries, on a consolidated basis (the “Threshold Amount”), (ii) any obligation in respect of any Capitalized Leases in an aggregate amount in excess of the Threshold Amount, (iii) any obligation in respect of any operating leases with respect to which the present value (calculated at a discount rate of nine percent (9%) per annum) of the future obligations of such Loan Party and its Subsidiaries thereunder exceeds the Threshold Amount, or (iv) any obligation under any documentation of Indebtedness incurred in connection with a Permitted Securitization in an aggregate amount in excess of the Threshold Amount (including any “termination event”, “event of termination” or any default or event of default thereunder), or (y) fail to observe or perform any material term, covenant or agreement contained in any agreement referenced in clauses (i) through (iv) above for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(g)           (i) any Loan Party or any Material Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Loan Party or such Material Subsidiary or of any substantial part of the assets of such Loan Party or such Material Subsidiary or shall commence any case or other proceeding relating to such Loan Party or such Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing; or (ii) if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Loan Party or any Material Subsidiary and, with respect to this clause (ii) only, (x) such Loan Party or such Material Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein or (y) such petition or application shall not have been dismissed within thirty (30) days following the filing thereof;

(h)           a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Loan Party or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of such Loan Party or any Material Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(i)            there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any Loan Party or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against such Loan Party or any of its Subsidiaries exceeds in the aggregate Five Million Dollars ($5,000,000);

(j)             if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent’s Liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(k)            any Loan Party or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan in connection with the termination of a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding Five Million Dollars ($5,000,000), or such Loan Party or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan:  (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of §302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of such Loan Party or any of their Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding Five Million Dollars ($5,000,000) and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a Lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to   administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

(l)            any Loan Party or any Material Subsidiary shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of its business if such circumstance could reasonably be expected to have a Material Adverse Effect, and such order shall continue in effect for more than thirty (30) days;

(m)           there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

(n)           there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

(o)           any Loan Party or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against such Loan Party or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Loan Party or such Subsidiary included in the Borrowing Base or any assets of such Loan Party or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of Five Million Dollars ($5,000,000); or

(p)           a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations and Swing Line Loans to be, and they shall thereupon forthwith become, immediately due and payable and the require the Borrower to provide Cash Collateral for all L/C Exposure, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §§13.1(g) or 13.1(h), all such amounts shall become immediately due and payable and the Borrower shall be required to provide Cash Collateral for all L/C Exposure, in each case, automatically and without any requirement of notice from the Administrative Agent or any Lender.

13.2.        Termination of Commitments.  If any one or more of the Events of Default specified in §13.1(g) or §13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Revolving Credit Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower, the Swing Line Lender shall be relieved of all further obligations to make Swing Line Loans to the Borrower and the L/C Issuer shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Revolving Lenders shall be relieved of all further obligations to make Revolving Credit Loans, the Swing Line Lender shall be relieved of all further obligations to make Swing Line Loans to the Borrower and the L/C Issuer shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

13.3.        Remedies.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Revolving Credit Loans pursuant to §13.1, each Lender, if owed any amount with respect to the Revolving Credit Loans, Swing Line Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

13.4.        Distribution of Collateral Proceeds.  In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)           Second, to all other Obligations (other than obligations of the Borrower and its Subsidiaries to any Secured Party with respect to any Interest Rate Protection Agreements, Swap Contracts or Cash Management Agreements) in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the fees owing to the Administrative Agent and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

(c)           Third, to obligations of the Borrower and its Subsidiaries to any of the Secured Parties with respect to any Interest Rate Protection Agreements, any Swap Contracts and any Cash Management Agreements entered into with any Secured Party;

(d)           Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

(e)           Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

14.           THE ADMINISTRATIVE AGENT.

14.1.       Authorization.

(a)           Each of the Lenders hereby irrevocably appoints Union Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents.  The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The provisions of this §14 are solely for the benefit of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer, and neither the Borrower nor any of their Subsidiaries shall have rights as a third party beneficiary of any of such provisions.

(b)           The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor.  The use of the term “Administrative Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders.  Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

(c)           As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a “representative” of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents.  Such actions include the designation of the Administrative Agent as “secured party”, “mortgagee” or the like on all financing statements, certificates of title and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

(d)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this §14 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to the L/C Issuer as fully as if the term “Administrative Agent” as used in this §14 included the L/C Issuer with respect to such acts or omissions (and including any affiliates of the L/C Issuer and the officers, directors, employees, agents and attorneys-in-fact of the L/C Issuer and any affiliates), and (ii) as additionally provided herein with respect to the L/C Issuer.

14.2.        Employees and Administrative Agents.  The Administrative Agent may exercise its powers and execute its duties by or through employees or sub-agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.  The exculpatory provisions of this §14 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

14.3.        No Liability.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking  or continuing to take any such action; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.  Except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender, the Swing Line Lender or the L/C Issuer.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of any Revolving Credit Loan, Swing Line Loan or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Swing Line Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender, the Swing Line Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender, the Swing Line Lender or the L/C Issuer prior to the making of such Revolving Credit Loan, Swing Line Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

14.4.         No Representations.

14.4.1.        General.  The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of their Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or the occurrence of any Default or Event of Default.  The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of their Subsidiaries.

14.4.2.        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.  Each Lender, the Swing Line Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in §§11 and 12 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

14.5.        Payments.

14.5.1.        Payments to the Administrative Agent.  A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender.  The Administrative Agent agrees promptly to distribute to each Lender such Lender’s pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

14.5.2.        Distribution by Administrative Agent.  If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

14.5.3.        [Reserved]

14.5.4.        Replacement of Lender.  If any Lender (a) requests compensation under §§5.6 or 5.7, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §5.6, or (b) is a Delinquent Lender, then CAI may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §15), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in §15.1.2;

(b)           such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under §§5.6 or 5.7 or payments required to be made pursuant to §5.6, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           and such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

14.6.        Holders of Revolving Credit Notes.  The Administrative Agent may deem and treat the payee of any Revolving Credit Notes, any participant in a Swing Line Loan or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

14.7.        Indemnity.  To the extent that the Borrower for any reason fail to indefeasibly pay any amount required hereunder (including under §§16.2 and 16.3 hereof) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or the Swing Line Lender in its capacity as such, or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Swing Line Lender or L/C Issuer in connection with such capacity. The obligations of the Lenders under this §14.7 are subject to the provisions of §2.8.3.

14.8.        Administrative Agent as Lender, etc.  In its individual capacity, Union Bank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes, as the purchaser of participations in Swing Line Loans and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.  Neither the Syndication Agent nor the Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under the Credit Agreement in such capacity, other than those applicable to all Lenders as Lenders.  The Arranger shall not have any right, power, obligation, liability, responsibility or duty under the Credit Agreement in such capacity.

14.9.        Resignation.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Swing Line Lender, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and, so long as no Default or Event of Default has occurred and is continuing, subject to the reasonable acceptance of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, the Swing Line Lender and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above (including the reasonable acceptance of the Borrower); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders, the Swing Line Lender or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, the Swing Line Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this §14 and §§16.2 and 16.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Union Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

14.10.      Notification of Defaults and Events of Default.  Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof.  The Administrative Agent hereby agrees that upon receipt of any notice under this §14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

14.11.      Duties in the Case of Enforcement.  In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

14.12.     Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Revolving Credit Loan, Swing Line Loan or Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans, Swing Line Loans or Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder (including under §§5.1, 16.2 and 16.3).

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swing Line Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.13.     Collateral and Guaranty Matters.  The Lenders, the Swing Line Lender and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release, or authorize the release of, any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold, to be sold or otherwise disposed of as part of or in connection with any disposition or other transaction permitted hereunder or under any other Loan Document, (iii) if such release is permitted under §6.3 or (iv) subject to §16.12, if approved, authorized or ratified in writing by the Required Lenders;

(b)           to subordinate, or authorize the subordination of, any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by §9.2.1; and

(c)           to release, or authorize the release of, any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this §14.13.

14.14.     Intercreditor and Collateral Arrangements.  Each of Lenders, the Swing Line Lender and the L/C Issuer irrevocably authorizes the Administrative Agent, for and on behalf of the Secured Parties, to be the representative of the Secured Parties in connection with, and to enter into on behalf of the Secured Parties, upon the request of CAI with reasonable advance notice to the Administrative Agent and so long as no Default or Event of Default exists, any intercreditor or collateral agency arrangements (including any agreements, certificates, documents and instruments relating thereto or to the transactions contemplated thereby) with a collateral agent or collateral trustee and the issuer(s) of any Indebtedness (and holders of Liens in respect thereof) permitted hereunder for the purposes of, among other things, administering the Liens held for the benefit of the Secured Parties in the Collateral, such collateral agency arrangements and related documentation to be in form and substance satisfactory to the Administrative Agent.  Upon the reasonable request of CAI, the Administrative Agent shall cooperate in good faith with CAI in its efforts to coordinate the collateral agency arrangements described above.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority pursuant to this §14.14 to enter into the transactions contemplated by the first sentence of this §14.14 and any and all agreements, documents and instruments relating thereto.

15.           ASSIGNMENT AND PARTICIPATION.

15.1.       Conditions to Assignment.

15.1.1.        Successors and Assignment Generally.  The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of §15.1.2, (ii) by way of participation in accordance with the provisions of §15.1.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of §15.1.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §15.1.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Swing Line Lender, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

15.1.2.        Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans (including for purposes of this §15.1.2, participations in Letters of Credit and in Swing Line Loans) at the time owing to it); provided that

(a)           except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Revolving Credit Loans, as the case may be, at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Revolving Credit Loans, outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than Five Million Dollars ($5,000,000) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(b)           each partial assignment of Commitments and Revolving Credit Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Revolving Credit Loans, participations in Swing Line Loans and Letters of Credit or the Commitment assigned, except that this clause (b) shall not apply to rights in respect of Swing Line Loans of the Swing Line Lender;

(c)           any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(d)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 (provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to §15.1.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§5.6, 5.7, 5.9, 16.2 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Credit Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this §15.1.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §15.1.4.  The Administrative Agent shall use commercially reasonable efforts to provide the Borrower with prompt notice of any assignment hereunder.

15.1.3.        Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Revolving Credit Loans, the Swing Line Loan and participations in Letters of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each of the Borrower, the Swing Line Lender and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.  In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

15.1.4.        Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or the Borrower’s Affiliates or Subsidiaries or any competitor of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Revolving Credit Loans (including such Lender’s participations in Letters of Credit and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §16.12(a) that affects such Participant.  Subject to §15.1.5, the Borrower agrees that each Participant shall be entitled to the benefits of §§5.6, 5.7 and 5.9, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §15.1.2.  To the extent permitted by law, each Participant also shall be entitled to the benefits of §16.1 as though it were a Lender, provided such Participant agrees to be subject to §16.1 as though it were a Lender.

15.1.5.        Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Revolving Credit Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.1.6.        Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

15.1.7.        Resignation as L/C Issuer and Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Union Bank assigns all of its Commitment and Revolving Credit Loans pursuant to §15.1.2 above, Union Bank may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Union Bank as L/C Issuer or Swing Line Lender, as the case may be.  If Union Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all Letters of Credit and Reimbursement Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unpaid Reimbursement Obligations pursuant to §4).  If Union Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to §2.10.  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Union Bank to effectively assume the obligations of Union Bank with respect to such Letters of Credit.

16.           PROVISIONS OF GENERAL APPLICATIONS.

16.1.         Setoff.  The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders or Lender Affiliates to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER IS HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender or participations in Swing Line Loans held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Revolving Credit Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender or participations in Swing Line Loans held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to or participations in Swing Line Loans held by, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, or participations in Swing Line Loans held by, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving Credit Notes held by, and Reimbursement Obligations owed to, or participations in Swing Line Loans held by, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, or participations in Swing Line Loans held by it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

16.2.        Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this §16.2, or (B) in connection with the Revolving Credit Loans or Swing Line Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Credit Loans or Swing Line Loans or Letters of Credit. All amounts due under this §16.2 shall be payable not later than ten Business Days after demand therefor.  The agreements in this §16.2 shall survive the resignation of the Administrative Agent, the Swing Line Lender and the L/C Issuer, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

16.3.        Indemnification. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Swing Line Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any of their Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Revolving Credit Loan, Swing Line Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of their Subsidiaries, or any environmental liability related in any way to the Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of their Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any of their Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Credit Loan, Swing Line Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

All amounts due under this §16.3 shall be payable not later than ten Business Days after demand therefor.  The agreements in this §16.3 shall survive the resignation of the Administrative Agent, the Swing Line Lender and the L/C Issuer, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

16.4.        Treatment of Certain Confidential Information.

16.4.1.       Confidentiality.

Each of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms hereof), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that the Administrative Agent shall use commercially reasonable efforts to provide notice to the Borrower of any such request, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent shall use commercially reasonable efforts to provide notice to the Borrower upon becoming aware of such requirement, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Swing Line Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and not as a result of any violation of any confidentiality obligation to the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender, the Swing Line Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

16.5.        Survival of Covenants, Etc.  All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Loan Party or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Revolving Credit Loans, the Swing Line Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of any Loan Party or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by CAI or such Subsidiary hereunder.

16.6.       Notices.

16.6.1.        Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in §16.6.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to the Borrower, the Guarantors, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 16.6.1; and

(ii)          if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in §16.6.2, shall be effective as provided in §16.6.2.

16.6.2.        Electronic Communications.  Notices and other communications to the Lenders, the Swing Line Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swing Line Lender or the L/C Issuer pursuant to §§2, 3 and 4 if such Lender, the Swing Line Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

16.6.3.        The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer, the Swing Line Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Swing Line Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

16.6.4.        Changes of Address.  Each of the Borrower, the Administrative Agent, the L/C Issuer, and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

16.6.5.        Reliance by Administrative Agent and the Lenders.  The Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders shall be entitled to rely and act upon any notices (including Loan Requests and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, the Swing Line Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

16.7.         Governing Law.  THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).  EACH PARTY HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §16.6.  THE BORROWER HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

16.8.        Headings.  The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

16.9.        Counterparts.  This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

16.10.      Entire Agreement, Etc.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.  Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §16.12.

16.11.      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waive any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Borrower (a) certify that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

16.12.      Consents, Amendments, Waivers, Etc.  Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders and acknowledged by the Administrative Agent.  Notwithstanding the foregoing, no amendment, modification or waiver shall:

(a)           without the written consent of the Borrower and each Lender directly affected thereby:

(i)           reduce or forgive the principal amount of any Revolving Credit Loans, Swing Line Loans or Reimbursement Obligations, or reduce the rate of interest on the Revolving Credit Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than interest accruing pursuant to §5.10.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

(ii)          increase the amount of such Lender’s Commitment or extend the expiration date of such Lender’s Commitment or reinstate any Commitment that has been terminated;

(iii)         postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Revolving Credit Loans, the Swing Line Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to §5.10.2, and (B) any vote to rescind any acceleration made pursuant to §13.1 of amounts owing with respect to the Revolving Credit Loans and other Obligations shall require only the approval of the Required Lenders); and

(iv)        other than pursuant to a transaction permitted by the terms of this Credit Agreement, release in one transaction or a series of related transactions all or substantially all of the Collateral (excluding if the Borrower or any Subsidiary of the Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders) or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranty;

(b)           without the written consent of all of the Lenders, waive a Default or Event of Default under §13.1(a) or §13.1(b), amend or waive this §16.12 or the definition of Required Lenders or change §§13.4 or 16.1 in a manner that would alter the pro rata sharing of payments required thereby;

(c)           (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Credit Agreement; no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(d)           without the written consent of each Lender directly affected thereby, waive any condition set forth in §11.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.  Notwithstanding anything to the contrary herein, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Delinquent Lenders), except that (x) the Commitment of any Delinquent Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Delinquent Lender more adversely than other affected Lenders shall require the consent of such Delinquent Lender.

16.13.     Severability.  The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

16.14.     USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, CAI and/or their respective Subsidiaries, which information includes the name and address of the Borrower, CAI and their respective Subsidiaries and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower, CAI and their respective Subsidiaries in accordance with the Act.

17.           GUARANTY.

17.1.       Guaranty.  CAI hereby absolutely and unconditionally guarantees in favor of the Administrative Agent, for the benefit of the Secured Parties, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations of Borrower, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders in connection with the collection or enforcement thereof) (collectively, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon CAI, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of CAI under this Guaranty, and CAI hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

17.2.        Rights of Lenders.  CAI consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, CAI consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of CAI under this Guaranty or which, but for this provision, might operate as a discharge of CAI.

17.3.        Certain Waivers.  CAI waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Lender) of the liability of Borrower; (b) any defense based on any claim that CAI’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting CAI’s liability hereunder; (d) any right to proceed against Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. CAI expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.  CAI waives any rights and defenses that are or may become available to CAI by reason of §§2787 to 2855, inclusive, and §§2899 and 3433 of the California Civil Code.  As provided below, the guaranty contained in this §17 shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)).  The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this guaranty or the Guaranteed Obligations.

17.4.        Obligations Independent.  The obligations of CAI hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against CAI to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

17.5.        Subrogation.  CAI shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid in full in cash and performed in full and the Commitments are terminated.  If any amounts are paid to CAI in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

17.6.         Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Guaranteed Obligations are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or CAI is made, or any of the Lenders exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of CAI under this paragraph shall survive termination of this Credit Agreement and/or this Guaranty.

17.7.        Subordination.  CAI hereby subordinates to the indefeasible payment in full in cash of all Guaranteed Obligations the payment of all obligations and indebtedness of the Borrower owing to CAI, whether now existing or hereafter arising, excluding the Excluded Intercompany Obligations, but including but not limited to any obligation of the Borrower to CAI as subrogee of the Lenders or resulting from CAI’s performance under this Guaranty.  Notwithstanding the subordination pursuant to the foregoing sentence, the Borrower may continue to make payments to CAI in the ordinary course of business, unless:  (i) a Default or Event of Default has occurred and is continuing; and (ii) Administrative Agent shall have notified the Borrower in writing that payments of the Borrower's obligations that have been subordinated pursuant to this §17  should lapse until such Default or Event of Default has been cured.

17.8.        Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against CAI or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by CAI immediately upon demand by the Lenders.

17.9.        Condition of Borrower.  CAI acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as CAI requires, and that none of the Lenders has any duty, and CAI is not relying on the Lenders at any time, to disclose to CAI any information relating to the business, operations or financial condition of the Borrower or any other guarantor (CAI waiving any duty on the part of the Lenders to disclose such information and any defense relating to the failure to provide the same).

18.             ACKNOWLEDGEMENT.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or and the Arranger has advised or is currently advising the Borrower or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

CAI INTERNATIONAL, INC.

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: President and Chief Executive Officer

CAI RAIL INC.

By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

Credit Agreement

UNION BANK, N.A.,
as Administrative Agent, Lender, Swing Line Lender and L/C Issuer

By:	/s/ Henry G. Montgomery
Name: Henry G. Montgomery
Title: Vice President

Credit Agreement

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Cecilia Person
Name: Cecilia Person
Title: Vice President

Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Kathy Williams
Name: Kathy Williams
Title: Authorized Signer

Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Mark G. Gerlach
Name: Mark G. Gerlach
Title: Vice President

Credit Agreement

UMPQUA BANK, as a Lender

By:	/s/ George P. Diesch
Name: George P. Diesch
Title: Senior Vice President

Credit Agreement

Exhibit A

FORM OF BORROWING BASE REPORT

CAI Rail Inc. (the “Borrower”), hereby certifies, pursuant to the Revolving Credit Agreement, dated as of June 7, 2012 (as the same may be amended, restated, modified or supplemented and otherwise in effect from time to time, the “Credit Agreement”), by and among the Borrower, CAI International, Inc., Union Bank, N.A., as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, together with the L/C Issuer and the Swing Line Lender, collectively, the “Lenders”) and the other agents party thereto, that (a) the information set forth in this Borrowing Base Report was true and correct as of the last day of the period specified herein, (b) this Borrowing Base Report has been prepared in accordance with the applicable provisions of the Credit Agreement and the various components thereof, (c) as of the date of this Borrowing Base Report, there exists no Default or Event of Default, and (d) each Railcar that is included in the Borrowing Base is an Eligible Railcar.

Except as otherwise specified in this Borrowing Base Report, capitalized terms used herein without definition have the same meanings herein as in the Credit Agreement.

CAI RAIL INC.

By:
Name:
Title:

A-1

BORROWING BASE WORKSHEET

Borrowing Base as of ___________, 201_

A.	Eligible Railcar Component of Borrowing Base:

	1.	Original Cost of Eligible Railcars:	$

	2.	Depreciation:1	$

	3.	Excess of Unassignable Leases Amount	$

	4.	Net Book Value of Eligible Railcars	$
(Item A1 minus Item A2 minus Item A3):

	5.	Formula Percentage:		80%

	6.	Net Book Value of Eligible Railcars Borrowing Base Component (Item A4 multiplied by Item A5):	$

B.	Borrowing Base		$
(Item A6):

C.	Maximum Available Credit (the lesser of the Total Commitment currently in effect and Item B):		$

D.	Outstandings:

	1.	Revolving Credit Loans Outstanding:	$

	2.	Maximum Drawing Amount under outstanding Letters of Credit:	$

	3.	Unpaid Reimbursement Obligations:	$

	4.	Swing Line Loans Outstanding:	$

	5.	Sum of Item D1 plus Item D2 plus Item D3 plus Item D4:	$

E.	Excess Availability/(Shortfall):

	(Item C minus Item D5):		$

1 Railcars are to be depreciated in accordance with the depreciation methodology set forth in the definition of Net Book Value contained in § 1.1 of the Credit Agreement.

Exhibit B

FORM OF REVOLVING CREDIT NOTE

$_______________________	________________ __, 20__

FOR VALUE RECEIVED, CAI Rail Inc. (the “Borrower”) hereby promises to pay to [NAME OF LENDER] or its assigns (the “Lender”), in accordance with its respective Obligations under the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Revolving Credit Agreement, dated as of June 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, CAI International, Inc., the Lenders from time to time party thereto, and Union Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

In accordance with its respective Obligations under the Agreement, the Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.10.6 of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note (“Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).

B-1

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

CAI RAIL INC.

By:
Name: Timothy B. Page
Title: Chief Financial Officer

B-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit C

FORM OF LOAN REQUEST

Date:_____________

To:	Union Bank, N.A., as Administrative Agent
200 Pringle Avenue, Suite 500, MC 1-714-561
Walnut Creek, CA  94596

Attention:  Transportation Division

Ladies and Gentlemen:

The undersigned Borrower (as hereinafter defined), CAI Rail Inc., submits this Loan Request pursuant to §2.6 of the Revolving Credit Agreement, dated as of June 7, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among CAI Rail Inc. (the “Borrower”), CAI International, Inc., Union Bank, N.A., as administrative agent (hereinafter, in such capacity, the “Administrative  Agent”) for itself and the other lending institutions (hereinafter, together with the L/C Issuer and the Swing Line Lender, collectively, the “Lenders”) and the other agents party thereto. All capitalized terms used in this Loan Request shall have the meanings specified in the Credit Agreement unless otherwise defined herein.

The Borrower hereby represents, warrants and certifies to you and each Lender that (a) the proceeds specified herein shall be used in accordance with the provisions of the Credit Agreement, (b) each of the representations and warranties of the Borrower contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the date hereof, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), (c) the Borrower has performed and complied in all material respects with all of the terms and conditions contained in the Credit Agreement required to be performed or complied with by the Borrower prior to or at the time of the borrowing requested hereunder, (d) at and as of the date hereof, the Borrower is not in default of any of its obligations under the Credit Agreement, and no Default or Event of Default exists and (e) the execution and delivery of this Loan Request has been authorized by all necessary corporate action/proceedings on behalf of the Borrower.

C-1

The Borrower requests that the Lenders make a Revolving Credit Loan which is a [Base] [Eurodollar] Rate Loan on [proposed Drawdown Date]2 for the Interest Period commencing on [proposed Drawdown Date] and ending on [ ]3 in the principal amount of [$ ]4

Please acknowledge receipt of this letter by signing and returning to us the enclosed copy.

Very truly yours,

CAI RAIL INC.

By:
Name: Timothy B. Page
Title: Chief Financial Officer

1Loan Request must be made no less than two (2) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and four (4) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan.
2For Base Rate Loans, the last day of the calendar quarter following the proposed Drawdown Date; for Eurodollar Rate Loans, 1, 2, 3 or 6 months after the proposed Drawdown Date.
3Each Loan Request relating to a Base Rate Loan shall be in a minimum aggregate amount of $500,000 and each Loan Request relating to a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000.

Exhibit D

FORM OF COMPLIANCE CERTIFICATE

_________ __, 200__

To:	Union Bank, N.A., as Administrative Agent
200 Pringle Avenue, Suite 500, MC 1-714-561
Walnut Creek, CA 94596
Attention: Buddy Montgomery

Re:	Compliance Certificate for the Reference Period Ended _______ __, 200__

Ladies and Gentlemen:

Pursuant to §8.4(d) of the Revolving Credit Agreement, dated as of June 7, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among CAI Rail Inc. (the “Borrower”), CAI International, Inc., Union Bank, N.A., as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, together with the L/C Issuer and the Swing Line Lender, collectively, the “Lenders”) and the other agents party thereto, the undersigned principal financial or accounting officer of the Borrower hereby certifies that (a) the information furnished below in this report was true and correct as of the last day of the Reference Period ended on the date indicated above, (b) as of the date hereof, no Default or Event of Default under the Credit Agreement has occurred and is continuing, (c) the [quarterly] [annual] financial statements delivered to the Administrative Agent herewith were prepared in compliance with §8.4 of the Credit Agreement and (d) each of the representations and warranties of the Loan Parties contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the date hereof, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

Except as otherwise specified in this Compliance Certificate, the capitalized terms used herein shall have the same meanings ascribed to them in the Credit Agreement.

D-1

CAI RAIL INC.

By:
Name: Timothy B. Page
Title: Chief Financial Officer

D-2

COMPLIANCE CERTIFICATE WORKSHEET

1.	Consolidated Funded Debt Ratio - §10.1

(for the Reference Period ended _______ __, 20__)

A.	Consolidated Funded Debt:

Sum of all Indebtedness of CAI and its Subsidiaries during such Reference Period relating to:
	• Borrowed Money (including issuance of notes or bonds):	$
	• Deferred purchase price of assets (other than trade payables):	$
	• Capitalized Leases:	$
	• Rental Obligations:	$
	• Maximum drawing amount of all letters of credit outstanding:	$
	• Indebtedness of any type referred to above of another Person guaranteed by any Loan Party or any of its Subsidiaries:	$
	• Subordinated Debt obligations (if any)	$

	equals Consolidated Funded Debt:	$

B.	Consolidated Tangible Net Worth of CAI and its Subsidiaries:	$

C.	Consolidated Funded Debt Ratio equals (Item 1A to Item 1B):		:

D.	The Borrower will not permit the Consolidated Funded Debt Ratio, as at the end of any Reference Period on or ending during any period to exceed the ratio of 3.50:1.00.

	Compliance		_______ yes/no

2.	Applicable Margin
(for the Reference Period ended ________ ___, 20__)

A.	Consolidated Funded Debt Ratio equals (Item 1C above):		___:1.00

B.	Applicable Margin Level corresponding to Item 2A		Level ____

C.	Change in Applicable Margin Level		______ yes/no
Former Level:
3.	Fixed Charge Coverage Ratio - §10.2
(for the Reference Period ended ________ ___, 20__)

A.	Consolidated Operating Cash Flow of CAI and its Subsidiaries:

	Consolidated EBITDAR:	$

	minus cash income tax taxes paid or payable in such period:	$

	minus Restricted Payments for such period:	$

	equals Consolidated Operating Cash Flow:	$

B.	Consolidated Total Debt Service of CAI and its Subsidiaries:

Sum of, without duplication:
(i) All repayments or prepayments of principal due and payable during such Reference Period on Indebtedness with respect to:
	• Borrowed Money (including issuance of notes or bonds):	$
	• Deferred purchase price of assets (other than trade payables):	$
	• Synthetic Leases and Capitalized Leases:	$
	• Reimbursement obligations with respect to letters of credit due and payable during such Reference Period:	$
	• Indebtedness of any type referred to above of another Person guaranteed by any Loan Party or any of its Subsidiaries:	$

plus
	(ii) Consolidated Total Interest Expense paid or payable in cash:	$

plus
	(iv) Consolidated rental expense for such Reference Period determined in accordance with GAAP:	$
	Total:	$
C.	Fixed Charge Coverage Ratio equals (Item 3A to Item 3B):		:

D.	Fixed Charge Coverage Ratio must not be less than:		1:20 : 1.00

	Compliance		_______ yes/no

4.	Utilization Ratio - §10.3
(for the Reference Period ended ________ ___, 20__)

[INSERT CALCULATIONS]

	Compliance		_______ yes/no

5.	Minimum Average Lease Tenor - §10.4
(for the Reference Period ended ________ ___, 20__)

[INSERT CALCULATIONS]

	Compliance		_______ yes/no

Exhibit E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: _____________________________

2.	Assignee: _____________________________ [and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: CAI Rail Inc.

4.	Administrative Agent: Union Bank, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:  Revolving Credit Agreement, dated as of June 7, 2012, among the Borrower, CAI International, Inc., the Lenders and agents from time to time party thereto, and Union Bank, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans	CUSIP Number

__________	$_______________	$_______________	_______________%
__________	$_______________	$_______________	_______________%
__________	$_______________	$_______________	_______________%

E-1

[7.	Trade Date: _____________________]

Effective Date:  ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

UNION BANK, N.A., as Administrative Agent

By:
Title:

[Consented to:]

By:
Title:

E-2

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.        Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.        Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401))).

Exhibit F

FORM OF SWING LINE LOAN NOTICE

Date:  __________, _____

To:	Union Bank, N.A., as Swing Line Lender
Union Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of June 7, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CAI Rail Inc. (the “Borrower”), CAI International, Inc., the Lenders and agents from time to time party thereto, and Union Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.           On _________________________________ (a Business Day).

2.           In the amount of $______________________.

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.10.1 of the Agreement; as of the date hereof there does not exist, and after giving effect to the Swing Line Loan contemplated hereby there shall not exist, any Default or Event of Default.

CAI RAIL INC.

By:
Name: Timothy B. Page
Title: Chief Financial Officer

F-1

Exhibit G

FORM OF GUARANTY

G-1

Schedule 1 (Lenders and Commitments)

LENDER; DOMESTIC LENDING OFFICE; EURODOLLAR LENDING OFFICE	Revolver Commitment	Revolver Commitment Percentage
Union Bank, N.A. 200 Pringle Avenue, Suite 500, MC 1-714-561 Walnut Creek, CA 94596 Attention: Buddy Montgomery, Vice President, East Bay Corporate Banking Tel: 925-947-2429 Fax: 925-943-7442	$25,000,000	29.41176471%
U.S. Bank, National Association One California Street, Suite 2000 San Francisco, CA 94111 Attention: Cecily Person. Vice President Tel: 415-677-3525 Fax: 415-677-3763	$22,500,000	26.47058824%
Fifth Third Bank 222 S. Riverside Plaza Chicago, IL 60606 Attention: Mark Gerlach, Vice President Tel: 312-704-2990 Fax: 312-704-4375	$17,500,000	20.58823529%
The Huntington National Bank 105 East 4th Street, Ste. 200C Cincinnati, OH 45202 Attention: Karen Wartman Tel: 513-762-5196 Fax: 877-277-3083	$10,000,000	11.76470588%
Umpqua Bank 2998 Douglas Blvd., Ste. 100 Roseville, CA 95661 Attention: George Diesch, Senior Vice President Tel: 916-677-1136 Fax: 916-783-2448	$10,000,000	11.76470588%
TOTAL	$85,000,000	100%

REVOLVING CREDIT AGREEMENT
SCHEDULE 7.3 (Title to Properties; Leases)

NONE

REVOLVING CREDIT AGREEMENT
SCHEDULE 7.7 (Litigation)

Actions, suits, proceedings, or investigations pending or threatened against the Borrower or its Subsidiaries as of the Closing Date:

NONE

REVOLVING CREDIT AGREEMENT
SCHEDULE 7.15 (Certain Transactions)

NONE

REVOLVING CREDIT AGREEMENT
SCHEDULE 7.19 (Subsidiaries, etc.)

7.19(a)

NAME:	PLACE OF ORGANIZATION:	PRINCIPAL PLACE OF BUSINESS/REGISTERED OFFICE:
Container Applications International (U.K.) Limited	England and Wales	Ground Floor Office Suite Knight Court, 49 Crown Street Brentwood, Essex CM 14 4BD United Kingdom
Sky Container Trading Limited	England and Wales	Ground Floor Office Suite Knight Court, 49 Crown Street Brentwood, Essex CM 14 BD United Kingdom
Container Applications International (Malaysia) SDN BHD	Malaysia	Suite 10.05, Level 10, Menara Trend, Intan Millennium Square, 68 Jalan Batai Laut, 41300 Klang, Selangor Darul Ehsan, Malaysia
Container Applications International, Ltd.	Japan	Shinwa Building 6F 9-11 Toranomon 2-Chome Minato-Ku, Tokyo 105-0001 Japan
CAIJ, Inc.	Japan	Shinwa Building 6F 9-11 Toranomon 2-Chome Minato-Ku, Tokyo 105-0001 Japan
Container Applications Limited	Barbados	102, Bush Hill, Bay Street, St. Michael, Barbados West Indies
CAL Funding I Limited	Bermuda	Clarendon House 2 Church Street, Hamilton HM 11 Bermuda
CAI Consent AB	Sweden	c/o BDO Box 310 94 400 32 Goteborg Sweden
CAI Deutschland GmbH	Germany	Neuer Wall 84 20354 Hamburg
CAI International GmbH	Germany	Lahusenstrasse 1 27749 Delmenhorst Germany

NAME:	PLACE OF ORGANIZATION:	PRINCIPAL PLACE OFBUSINESS/REGISTERED OFFICE:
CAI Rail Inc.	United States	Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
SKY Container Trading, Inc.	United States	Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
Container Applications (Singapore) Pte. Ltd.	Singapore	1 Goldhill Plaza #03-39 Goldhill Plaza Singapore (308899)

7.19(b)

Joint ventures or partnerships engaged in by the Borrower or its Subsidiaries as of the Closing Date:

CAI International, Inc. owns 80% of CAIJ Inc. (Japan)

REVOLVING CREDIT AGREEMENT
SCHEDULE 9.1 (Restrictions on Indebtedness)

The following Indebtedness existing on the Closing Date shall be permitted under Section 9.1(g) of the Credit Agreement:

1.
The amounts payable to the Existing Lenders under Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010, and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012), and the Second Amended and Restated Security Agreement of even date herewith.

Principal amount as of April 30, 2012:  $203,000,000.00

2.
The following amounts payable to the Existing Lenders under certain letters of credit issued under the Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010 and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012), and the Second Amended and Restated Security Agreement of even date herewith:

Reference: Letter of Credit issued by Bank of America
Balance payable as of April 30, 2012:      $83,591.00

3.	The amounts payable to the Development Bank of Japan, Inc. under the $10.0 million five-year Loan Agreement dated August 20, 2009.

Principal amount as of April 30, 2012:  $7,800,000.00

4.	The amounts payable by CAI Consent Sweden AB are as follows:

Lender	Contract	Amount as of 4/30/2012

SG Finans	7100157	37,027.00
SG Finans	7100162	40,008.00
SG Finans	7100188	232,780.00
SG Finans	7100194	126,092.00
SG Finans	7100198	145,891.00
SG Finans	7100201	156,569.00
SG Finans	7100208	378,987.00
SG Finans	7100394	465,769.00
SG Finans	7100423	464,772.00
SG Finans	7100453	540,113.00
SG Finans	7100464	507,926.00

Schedule 9.1-1

Nordea	2397750527-114	74,849.00
Nordea	2397750527-115	83,163.00
Handelsbanken	10585038	237,321.00
Handelsbanken	10585039	249,762.00
			€ 3,741,029.00

SG Finans	7100210	336,282.00
SG Finans	7100129	371,484.00

Handelsbanken	10585040	209,266.00
Handelsbanken	10585041	261,271.00
Handelsbanken	10585042	395,983.00
Handelsbanken	10585043	389,669.00

			$ 1,963,955.00

5.	The amounts payable by CAI Consent Germany GmbH as follows:

Lender	Contract	Amount as of 4/30/2012

S Mobilienleasing	297-08-S000001	70,229.57
S Mobilienleasing	297-07-S000009	278,789.48
S Mobilienleasing	297-07-S000008	188,819.00
S Mobilienleasing	297-07-S000007	111,925.62
S Mobilienleasing	297-07-S000004	111,925.62
S Mobilienleasing	297-07-S000003	609,640.79
S Mobilienleasing	297-06-S000005	121,228.02
S Mobilienleasing	297-06-S000004	118,362.11
S Mobilienleasing	297-06-S000003	243,893.17
S Mobilienleasing	297-05-S000030	237,832.68
S Mobilienleasing	297-04-S000057	17,471.06

SG Germany	5860986003 fix	30,922.21
SG Germany	5860986002 fix	9,374.30

			€ 2,150,413.63

6.
The amounts payable to the Lenders under the Term Loan Agreement, dated as of December 20, 2010 (as amended, modified or supplemented from time to time), among Container Applications Limited, as the Borrower, CAI International, Inc., as the Guarantor, the Lenders and other persons from time to time party thereto, and ING Bank N.V., as Administrative Agent.

Principal amount as of April 30, 2012:  $274,337,144.00

7.
The amounts payable to the Lenders under the Term Loan Agreement, dated as of April 11, 2012, among Container Applications Limited, as the Borrower, CAI International, Inc., as the Guarantor, the Lenders and other persons from time to time party thereto, and SunTrust Bank, as Administrative Agent.

Principal amount as of April 30, 2012:  $60,000,000.00

REVOLVING CREDIT AGREEMENT
SCHEDULE 9.2 (Existing Liens)

Liens held by the following Persons are existing on the Closing Date and shall be permitted under §9.2 of the Loan Agreement:

1.           Bank of America pursuant to that certain Second Amended and Restated Revolving Credit Agreement, dated as of September 25, 2007 (as amended by Amendment No. 1 dated as of March 26, 2008, as supplemented by that certain Notice Regarding Increase of Facility Amount and related documentation each dated as of May 27, 2008, and as amended by Amendment No. 2 dated as of August 20, 2010 and as amended by Amendment No. 3 as of June 27, 2011, and as amended by Amendment No. 4 dated as of April 11, 2012) and the Second Amended and Restated Security Agreement of even date therewith, as amended.

2.           Wells Fargo Bank Northwest, N.A., as trustee, pursuant to that certain (1) Lease Agreement dated as of June 29, 2004, as supplemented, (2) Lease Agreement dated as of November 29, 2004, as supplemented, (3) Lease Agreement dated as of December 9, 2005, as supplemented, (4) Lease Agreement dated as of January 31, 2007, as supplemented, (5) Lease Agreement dated as of August 31, 2007, as supplemented and (6) Lease Agreement dated as of March 28, 2008, as supplemented.

3.           Development Bank of Japan, as Lender, pursuant to that certain (1) Loan Agreement, (2) Security Agreement, and (3) Guaranty, each dated as of August 20, 2009.

4.           ING Bank N.V., as Administrative Agent, pursuant to that certain (1) Loan Agreement, (2) Security Agreement, and (3) Guaranty, each dated as of December 20, 2010 (as amended by Amendment No. 1 dated as of March 11, 2011, and as amended by Amendment No. 2 dated as of April 12, 2012).

5.           Suntrust Bank, as Administrative Agent, pursuant to that certain (1) Loan Agreement, (2) Security Agreement, each dated as of April 11, 2012.

REVOLVING CREDIT AGREEMENT
SCHEDULE 9.3 (Existing Investments)

The investment in CAIJ Inc. (Japan) totals $337,962.00

The investment in CAI Deutschland GmbH totals $665,371.00

Schedule 16.6.1 (Certain Addresses for Notices)

If to the Borrower:	CAI Rail Inc.
Steuart Tower, 1 Market Plaza, Suite 900
San Francisco, CA 94105
Attention: Timothy B. Page, Chief Financial Officer
Telephone: (415) 788-0100
Fax: (415) 788-3430
Email: tpage@capps.com

with a copy to:	William S. Veatch
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105-2482
Phone: (415) 268-6914
Fax: (415) 268-7522
E-mail: wveatch@mofo.com

If to the Guarantor:	CAI International, Inc.
Steuart Tower, 1 Market Plaza, Suite 900
San Francisco, CA 94105
Attention: Timothy B. Page, Chief Financial Officer
Telephone: (415) 788-0100
Fax: (415) 788-3430
Email: tpage@capps.com

with a copy to:	William S. Veatch
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105-2482
Phone: (415) 268-6914
Fax: (415) 268-7522
E-mail: wveatch@mofo.com

If to the Administrative Agent:	Union Bank, N.A.
200 Pringle Avenue, Suite 500, MC 1-714-561
Walnut Creek, CA 94596
Attention: Buddy Montgomery, Vice President, East Bay Corporate Banking
Tel: 925-947-2429
Fax: 925-943-7442

with a copy to:	SNR Denton US LLP
Attention: Michael C. McGrath, Esq.
Telephone: 212 768 6877
Email: michael.mcgrath@snrdenton.com